 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285125
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 21, 2025)
Canaan Inc.
7,000,000 American Depositary Shares Representing Class A
ordinary shares, 100,000 Series A-1 Convertible Preferred Shares, and
Class A ordinary shares issuable upon conversion of the Series A-1
Convertible Preferred Shares
We are selling 7,000,000 American Depositary Shares, or the ADSs, and 100,000 Series A-1 Convertible Preferred Shares, par value US$0.00000005 per share, or the Series A-1 Preferred Shares to an investor (the “Buyer”). Each ADS represents the right to receive 15 of our Class A ordinary shares, par value US$0.00000005 per share. At any time or times on or after the applicable issuance date, any holder of Series A-1 Preferred Shares shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A ordinary shares at the conversion rate that shall be deposited for delivery of ADSs, subject to the terms and conditions of the deposit agreement. Conversion amount (the “Conversion Amount”) means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A-1 Preferred Share, to be converted, redeemed or otherwise with respect to which this determination is being made, (ii) the accrued and unpaid dividends with respect to such stated value, if any, and (iii) accrued and unpaid late charges with respect to such stated value and dividends, if any. Conversion price (the “Conversion Price”) means, as of any conversion date or other date of determination, the lower of (i) $4.00, and (ii) 92.50% of the lowest daily Weighted Average Price of the ADSs during the five consecutive trading day period immediately preceding the applicable conversion date, subject to adjustment as provided in the Certificate of Designations, Preferences and Rights. As used herein, “ADS ratio” means the number of Class A ordinary shares represented by one (1) ADS, which, as of the date hereof, equals fifteen (15). No holder of Series A-1 Preferred Shares shall have the right to any Class A ordinary shares (or ADSs on subsequent deposit thereof) otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties. The number of Class A ordinary shares, issuable upon conversion of Series A-1 Preferred Shares, is indeterminate.
The ADSs are listed on the NASDAQ Global Market under the symbol “CAN.” On March 6, 2025, the last reported sale price of the ADSs on The Nasdaq Global Market was US$1.24 per ADS.
There is no established trading market for the Series A-1 Preferred Shares and we do not expect a market to develop. In addition, we do not intend to list the Series A-1 Preferred Shares on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.
Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The total proceeds to us, before expenses, will be US$100,000,005.25.
We entered into a Securities Purchase Agreement dated March 6, 2025, with the Buyer, relating to the purchase of up to 200,000 Series A-1 Preferred Shares at US$1,000.00 for each Series A-1 Preferred Share. Following the Second Closing Date (as defined in the Securities Purchase Agreement), we will issue to the Buyer a number of Commitment Shares (as defined in the Securities Purchase Agreement), which has yet to be determined.
Prospectus Supplement dated March 7, 2025

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, that consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:
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“ADSs” are to the American depositary shares, each of which represents 15 of our Class A ordinary shares;

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“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

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“CSRC” are to the China Securities Regulatory Commission;

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“operating subsidiaries” are to, for the purpose of this prospectus supplement, Canaan Creative Co., Ltd., Langfang Creative Technology Co., Ltd., Canaan Convey Co., Ltd., Zhejiang Avalon Technology Co., Ltd., Canaan Bright Sight Co., Ltd., Canaan Creative (SH) Co., Ltd, Canaan Creative International PTE. Ltd., Canaan Creative Global Pte. Ltd., and Canaan U.S. Inc.;

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“RMB” or “Renminbi” are to the legal currency of China;

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“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States; and

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“we,” “us,” “our company,” “our” and “Canaan” are to Canaan Inc. and its subsidiaries, as the context requires.

This glossary contains explanations of certain terms used in this prospectus supplement in connection with our company and our business. In this prospectus supplement, unless otherwise indicated, references to:
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“AI” are to artificial intelligence;

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“ASICs” are to application-specific ICs, meaning ICs designed for a specific application;

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“edge computing” are to a method of optimizing cloud computing systems by performing data processing at the edge of the network, near the source of the data;

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“ICs” or “chips” are to integrated circuits;

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“Risc-V” are to an open source instruction set architecture, which is a set of instructions that describes the way in which software talks to an underlying processor, and Risc-V’s open source nature means that anyone can build a processor to support it without paying high royalty fees

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in the ADSs and Series A-1 Preferred Shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 4 of the accompanying prospectus contained in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Our Business
We provide high-performance computing solutions through our proprietary ASICs. We have strong ASIC chip design capability underpinned by over ten years of industry experience and the expertise of our founders and management team. We are one of the few fabless IC design companies with the advanced technology to independently design ASIC, established access to leading wafer foundry capacity and proven in-house capability to produce Bitcoin mining machines. We primarily dedicated technology and expertise in ASIC applications to Bitcoin mining machines and are a leading producer of Bitcoin mining machines in the global market. In addition, with our technology expertise and know-how in ASIC chip design, our operating subsidiaries have delivered Risc-V architecture-based edge computing chips applicable to smart digital devices. We believe our extensive experience and expertise in ASIC applications position us well in our future endeavors.
Leveraging our deep understanding of the cryptocurrency industry and strong technology as applied to ASIC chip design, we intend to capture the growth opportunity along the value chain of the cryptocurrency industry to enhance our offerings and achieve a more stable financial performance. We have started with the Bitcoin mining business through our strategic collaboration with certain cryptocurrency mining farms and aim to develop the Bitcoin mining business as the second engine to capitalize on the Bitcoin ecosystem and synergize with our bitcoin mining machines sales. We also intend to engage in Bitcoin mining through self- owned facilities. We endeavor to grow our deployed computing power for mining and improve the energized hash rate to enhance our mining business. For the years ended December 31, 2021, 2022 and 2023, we generated revenue of US$3.4 million, US$32.5 million and US$34.0 million from the Bitcoin mining business, respectively.
We have developed competitive advantages in our business and technological capabilities, including the following:
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Our expertise in the development, designing and production of Bitcoin mining machines;

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Our mastery of the whole IC design process;

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Our years of accumulated engineering experience in applying theoretical research to the mass production of new products;

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Our ability to achieve a fast time-to-market with our products and our successful early monetization of the ASIC design in blockchain applications have provided us with an early advantage with respect to both technology and capital reserve to pursue our strategic initiatives;

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Our breakthroughs in various technological fields to improve ASIC performance, such as low voltage and high power efficiency operations and high computing density, all of which are crucial features for ASICs for blockchain;

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Our ownership of most of the intellectual property we employ, and our accumulation of valuable know-how and multiple generations of proprietary silicon data through our long-term ASIC design experience;

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Our long-term partnerships with leading global suppliers, which have enabled us to achieve high-quality, high yield rate and stable production;

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Our penetration into the Bitcoin mining business by leveraging our experience in Bitcoin mining machines production and sales, as well as our relationship with global mining farms; and

Our Business Model
We are a fabless IC designer engaged in the front-end and back-end of IC design, which are the major components of the IC product development chain. We currently dedicate our technology and expertise in ASIC chip design to Bitcoin mining machines and edge computing chips. We, through our operating subsidiaries, independently design and develop our products in-house, including the design of proprietary ASIC chips for our Bitcoin mining machines. Front-end IC design and back-end IC design are the key parts of the IC design process. We determine the parameters of the IC chip, establish the basic logic of the design, map out the initial plan for the physical layout, and conduct back-end verification on the design. We then work closely with industry-leading third-party suppliers to fabricate, test and package the IC products we design.
Moreover, we have established in-house production capabilities to assemble both Bitcoin mining machines and edge computing chips. We assemble our Bitcoin mining machines primarily at our assembly plant located in the PRC by integrating the ICs designed by us and related components we procure. We believe our outstanding technical expertise and production experience in IC development chain enable us to continuously introduce ICs with higher performance and power efficiency for application in both the blockchain and edge computing chip fields.
In addition, we have started with the Bitcoin mining business through our strategic collaboration with certain cryptocurrency mining farms and aim to develop the Bitcoin mining business as the second engine to capitalize on the Bitcoin ecosystem and synergize with our Bitcoin mining machines sales. We also intend to engage in Bitcoin mining through self-owned facilities. As we endeavor to grow our deployed computing power for mining and improve the energized hash rate to enhance our mining business, we believe that such business will play a more significant role in supplementing our Bitcoin mining machines sales, mitigate our inventory risks and contribute to our financial and operating results.
Recent Developments
On November 27, 2023, we entered into a securities purchase agreement with an institutional investor, pursuant to which we agreed to issue and sell to such investor up to 125,000 Series A Preferred Shares at the price of US$1,000.00 for each Series A Preferred Share (the “Series A Preferred Shares Financing”). The Series A Preferred Shares Financing was conducted in three tranches. The first tranche and second tranche of the Series A Preferred Shares Financing were closed on December 11, 2023 and January 22, 2024, respectively. On September 27, 2024, we closed the third and final tranche of the Series A Preferred Shares Financing, raising additional total gross proceeds of US$50 million.
On November 19, 2024, we entered into a securities purchase agreement with the Buyer, pursuant to which the Company agreed to issue and sell to the Buyer 30,000 Series A-1 Convertible Preferred Shares (the “Series A-1 Preferred Shares”) at the price of US$1,000.00 for each Series A-1 Preferred Share. On November 25, 2024, we closed the Series A-1 preferred shares financing, raising total gross proceeds of US$30 million.
On December 23, 2024, we entered into a Sales Agreement, or the sales agreement, with a number of sales agents (the “Sales Agents”), relating to the sale of ADSs. In accordance with the terms of the sales agreement, we may offer and sell ADSs representing our Class A ordinary shares having an aggregate offering price of up to US$270,000,000 from time to time through or to the Sales Agents, as sales agents or principals.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange

Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of Quarterly Reports on Form 10-Q containing unaudited financial and other specific information, and Current Reports on Form 8-K upon the occurrence of specified significant events.
Corporate Information
The principal executive offices of our main operations are located at 28 Ayer Rajah Crescent #06-08, S139959, Singapore. Our telephone number at this address is +65 6305 6618. Our registered office in the Cayman Islands is located at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov.
You can also find such information on our website https://investor.canaan-creative.com. The information contained on our website, or that can be accessed through our website, is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the Depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The notices, reports and communications that we provide to the Depositary will be available to holders of ADSs upon request and the Depositary, in accordance with the terms and conditions of the deposit agreement, will make available to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the Depositary from us if we request the Depositary to solicit your voting instructions.

THE OFFERING
ADSs offered by us pursuant to this prospectus supplement
7,000,000 ADSs
Series A-1 Preferred Shares offered by us
100,000 Series A-1 Preferred Shares
ADSs to be outstanding after this Offering
351,283,329 ADSs
Class A ordinary shares to be issued and outstanding after this offering
5,386,820,043 shares
Series A-1 Preferred Shares to be issued and outstanding after this offering
100,000 Series A-1 Preferred Shares
Conversion of Series A-1 Preferred Shares to Class A ordinary shares
At any time or times on or after the applicable issuance date, any holder of Series A-1 Preferred Shares shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A ordinary shares at the conversion rate that shall be deposited for delivery of ADSs, subject to the terms and conditions of the deposit agreement. Conversion amount (the “Conversion Amount”) means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A-1 Preferred Share, to be converted, (ii) the accrued and unpaid dividends with respect to such stated value, if any, and (iii) accrued and unpaid late charges with respect to such stated value and dividends, if any. Conversion price (the “Conversion Price”) means, as of any conversion date or other date of determination, the lower of (i) $4.00, and (ii) 92.50% of the lowest daily Weighted Average Price of the ADSs during the five consecutive trading day period immediately preceding the applicable conversion date, subject to adjustment as provided in the Certificate of Designations, Preferences and Rights. As used herein, “ADS ratio” means the number of Class A ordinary shares represented by one (1) ADS, which, as of the date hereof, equals fifteen (15).
No holder of Series A-1 Preferred Shares shall have the right to any Class A ordinary shares (or ADSs on subsequent deposit thereof) otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of Series A-1 Preferred Shares shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our shareholders, an amount per Series A-1 Preferred Share equal to the greater of (i) the Conversion

Amount and (ii) the amount that would have been received had such Series A-1 Preferred Shares been converted into the Class A ordinary shares issuable upon conversion of the Series A-1 Preferred Shares immediately prior to such liquidation event at the then effective alternate conversion price (without regard to any limitation on conversion). Alternate conversion price (the “Alternate Conversion Price”) means that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date, (ii) 80% of the arithmetic average of the three (3) lowest daily Weighted Average Prices of the ADSs during the twenty (20) consecutive trading days immediately preceding the applicable conversion date, (iii) 80% of the Weighted Average Price of the ADSs on the applicable conversion date, (iv) 80% of the Weighted Average Price of the ADSs on the trading day immediately preceding the applicable conversion date and (v) 80% of the lowest daily Weighted Average Price of the ADSs during the twenty (20) consecutive trading days ending on the date of the first occurrence of the liquidation event giving rise to the applicable conversion, inclusive, less the issuance fee.
To the extent that a holder’s right to participate in any liquidation event would result in such holder and its other attribution parties exceeding the Maximum Percentage, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, then such holder shall not be entitled to participate in such liquidation to such extent and the portion of such liquidation shall be held in abeyance for such holder and its other attribution parties until such time or times as its right thereto would not result in such holder and its other attribution parties exceeding the Maximum Percentage.
If the liquidation funds are insufficient to pay the full amount due to the holders, if any, that are of equal rank with the Series A-1 Preferred Shares as to payments, then each holder of Series A-1 Preferred Shares and each holder of any such pari passu shares shall receive a percentage of the liquidation funds equal to the full amount of those payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of liquidation funds payable to all holders of Series A-1 Preferred Shares and pari passu shares.
Voting
Except in relation to the negative covenants, affirmative covenants and vote to change the terms of or issue Series A-1 Preferred Shares as stipulated in the Certificate of Designations, Preferences and Rights, no voting rights are carried by the Series A-1 Preferred Shares
Dividends
The holders of Series A-1 Preferred Shares shall be entitled to receive dividends per Series A-1 Preferred Share when, as and if declared by the Board. Series A-1 Preferred Shares will be entitled to receive dividends to the same extent as if such holders had converted the Series A-1 Preferred Shares into Class A ordinary shares (without regard to any limitations on conversion and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) and had held such Class A ordinary shares on the record date for such dividends and distributions.

Redemption
Upon the occurrence of a triggering event, we shall deliver written notice to the holders of Series A-1 Preferred Shares, and such holder may require us to redeem all or any portion of such holder’s Series A-1 Preferred Shares by delivering written notice thereof to us. Each Series A-1 Preferred Share subject to redemption by us shall be redeemed in cash at a price equal to the sum of (i) 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs during the period beginning on the date immediately preceding such triggering event and ending on the date such holder delivers the notice, by (II) the lowest Alternate Conversion Price in effect during such period and (ii) any unpaid amounts owed to such holder.
Purchase Rights
If at any time after the subscription date we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of ADSs or Class A ordinary shares, then the holders of Series A-1 Preferred Shares will be entitled to acquire the aggregate purchase rights which such holder could have acquired if such holder had held the number of Class A ordinary shares (or ADSs corresponding to such Class A ordinary shares) acquirable upon complete conversion of the Series A-1 Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series A-1 Preferred Shares and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of ADSs or Class A ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent that a holder’s right to participate in any such purchase right would result in such holder and its other attribution parties exceeding the Maximum Percentage, then such holder shall not be entitled to participate in such purchase right to such extent and such purchase right to such extent shall be held in abeyance for such holder until such time or times as its right thereto would not result in such holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such holder shall be granted such right.
Depositary
The Bank of New York Mellon.
Use of proceeds
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to manufacture or invest in digital mining sites and equipment to be deployed or sold in North America, including any acquisition or disposition of assets from or between subsidiaries. See the section entitled “Use of Proceeds” on page S-18 of this prospectus supplement.
Risk factors
This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2023, as well as those risk factors in the other the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase ADSs representing our shares or Series A-1 Preferred Shares.
Nasdaq Global Market symbol of ADSs
“CAN”
Listing
There is no established public trading market for the Series A-1 Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A-1 Preferred Shares on The Nasdaq Global Market or on any national securities or other nationally recognized trading system.

RISK FACTORS
Investment in ADSs, Series A-1 Preferred Shares and our Class A ordinary shares involves risks. Before deciding whether to invest in ADSs, Series A-1 Preferred Shares and our Class A ordinary shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of ADSs to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for research and development, expansion of production scale, manufacturing or investing in digital mining sites and equipment for deployment in North America and sales globally, including any acquisition or disposition of assets from or between the Company's subsidiaries, and other general corporate purposes, unless otherwise indicated in any applicable prospectus supplement. However, our management will have broad discretion as to the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” for a description of our management’s intended use of the proceeds from this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for ADSs representing our Class A ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADS or securities convertible or exchangeable into ADS in future transactions may be higher or lower than the price per ADS in this offering.
We incur increased costs as a result of being a public company, particularly after we ceased to qualify as an “emerging growth company.”
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. In addition, we incurred additional costs associated with our public company reporting requirements. We will continually evaluate and monitor developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
In addition, we have ceased to be an “emerging growth company” as of December 31, 2024, and therefore are no longer able to take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We expect to devote substantial management efforts and resources to ensure compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.
The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States in general and consequently may impact the trading performance of the ADSs, regardless of our actual operating performance.
In addition to market and industry factors, the price and trading volume of the ADSs may be highly volatile due to factors specific to our own operations, including the following:
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variations in our revenues, earnings and cash flow;

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announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

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announcements of new offerings, solutions and expansions by us or our competitors;

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detrimental adverse publicity about us, our products or our industry;

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additions or departures of key personnel;

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the release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

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potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.
In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. On March 4, 2020, a putative class action was filed in the United States District Court of Oregon (the “Federal Action”) against us and certain of our officers and directors, among others. The complaint alleges that our registration statement on Form F-1, initially filed with the Securities and Exchange Commission on October 28, 2019 (File No. 333-234356), contained material misstatements and omissions in violation of federal securities laws.
On March 6, 2020, another putative class action, making substantially similar allegations, was filed in New York County Supreme Court (the “State Action”) against us and certain of our officers and directors. On June 1, 2020, we filed a motion to stay all proceedings in the State Action pending adjudication of the Federal Action, which was granted on July 21, 2020. Subsequently, the Federal Action was transferred to the U.S. District Court for the Southern District of New York (the “Court”) on September 2, 2020. On October 7, 2020, lead plaintiffs in the Federal Action filed an amended complaint asserting claims under Section 11 of the Securities Act and Sections 10(b) and 20(a) of the Exchange Act for that the registration statement failed to disclose three alleged related party transactions. On December 7, 2020, we filed a motion to dismiss in the Federal Action and our motion to dismiss the amended complaint in the Federal Action. On July 8, 2021, the Court dismissed the first amended complaint but allowed plaintiffs to file a second amended complaint by August 6, 2021. On August 6, 2021, plaintiffs filed a letter motion for leave to file a second amended complaint. On August 27, 2021, we filed a letter response to oppose plaintiffs’ August 6, 2021 letter motion and to seek a final judgment dismissing the Federal Action to be entered. On March 31, 2022, the Court denied plaintiffs’ motion for leave to file a second amended complaint as futile and dismissed plaintiffs’ claims with prejudice. Plaintiffs did not appeal. Following dismissal with prejudice of the Federal Action, plaintiff in the State Action voluntarily discontinued his action with prejudice on June 2, 2022.
On April 15, 2021, a new putative class action was filed in the U.S. District Court for the Southern District of New York against us and certain of our officers and directors. The complaint alleges that our statements in February 2021 about increased visibility into revenue and the size and quality of orders we were receiving were materially false and misleading. Plaintiff claims that the truth about our revenue was revealed in April 2021, when we announced our latest financial results. On December 9, 2021, the Court appointed Bill Lu and Liying Huang as lead plaintiffs and Brager Eagle & Squire, P.C. as lead plaintiffs’ counsel. On February 7, 2022, lead plaintiffs filed an amended complaint asserting the same claims under Sections 10(b) and 20(a) of the Exchange Act against the same set of defendants. The amended complaint alleges our November 30, 2020 and February 10, 2021 press releases and the April 9, 2021 interview of our chief executive officer in an article published by Decrypt contained were false and misleading statements regarding the pre-sale orders we had received and our ability to secure sufficient chip supply to meet the increasing demand for mining machines, because those statements allegedly left “investors with the false impression that revenue in the fourth quarter 2020 would be solid” and allegedly omitted that the pre-sale orders were locked in at lower prices than the re-bounding Bitcoin market prices during the third quarter of 2019 and fourth quarter of 2020, and we had been experiencing significant supply chain disruptions during the fourth quarter of 2020. On April 8, 2022, we filed a motion to dismiss the amended complaint. On March 27, 2023, the Court granted Canaan’s motion to dismiss in full, but also allowed plaintiffs to further amend their amended complaint. On May 10, 2023, plaintiffs informed the Court that they decided not to file a second amended complaint. On May 12, 2023, the Court entered the judgment dismissing this action with prejudice. Plaintiffs did not appeal. If we were involved in a class action suit in the future, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
We may require additional financing, which may not be available on favorable terms or at all, and which may result in dilution of the equity interest of the holders of ADSs.
We may require additional financing to fund research and development, expansion of production scale, and other general corporate purposes. We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our business and operating results.
If we cannot obtain financing when needed, or obtain it on favorable terms, we may be required to significantly reduce or refocus our future plans, resulting in increased costs.
Alternatively, to obtain needed funds for acquisitions or operations, we may seek to issue additional ADSs representing our ordinary shares, or issue equity-linked debt, or we may choose to issue preferred shares, in either case through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of such equity financings, may result in dilution to the holders of ADSs.
Changes in international trade policies and international barriers to trade may have an adverse effect on our business and expansion plans.
We currently operate in Singapore, the PRC and the United States, export our products globally, and derive sales from sales of our products to customers globally. In addition, we rely on suppliers in multiple jurisdictions, including suppliers in the United States, for the supply of certain equipment and tools, such as our electronic design automation, a development tool. Changes and potential changes to trade policies, tariffs, export controls, economic sanctions, and supply chain restrictions in or affecting the jurisdictions in which we operate and to which we sell our products, or the perception that these changes or potential changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as our international sales, financial condition and results of operations.
In recent years, the U.S. government has imposed various restrictions on both inbound and outbound trade and investment with China. Such measures have imposed significant increases in tariff rates on goods imported into the United States, and restrictions on the export of certain products, software, and technology. In particular, the U.S. implemented export controls focused on the semiconductor and advanced computing industries. These restrictions may impact our operations, in particular, with regard to the development and manufacturing of current and new products. On October 28, 2024, the Office of Investment Security of the U.S. Department of the Treasury issued a final rule to implement President Biden’s August 2023 Executive Order on Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern. This executive order provided for the establishment of a new and targeted national security regulatory framework directed at controlling outbound investment from the United States in certain sensitive industry sectors in the People’s Republic of China and the Special Administrative Regions of Hong Kong and Macau. This rule became effective on January 2, 2025 (the “Outbound Investment Rule”).

As implemented by the Outbound Investment Rule, the new framework imposes notification requirements and prohibitions on specified investments by U.S. persons in the semiconductor and microelectronics sector, quantum information technologies, and artificial intelligence systems. Within the semiconductor and microelectronics sector, prohibited investments will include certain covered investments in electronic design automation software; certain fabrication and advanced packaging tools; the design, fabrication, or packaging of certain advanced integrated circuits, and supercomputers. Notifiable investments will include any covered investments related to the design, fabrication, or packaging of integrated circuits not otherwise covered by the prohibition. Persons from countries of concern engaged the development of the foregoing technologies are defined as “Covered Foreign Persons,” and certain investments by U.S. persons in Covered Foreign Persons are subject to the Outbound Investment Rule, including acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund related to Covered Foreign Persons. We may be deemed a Covered Foreign Person under the Outbound Investment Rule because we are engaged in the design of integrated circuits. Even though U.S. persons’ acquisitions of certain publicly traded securities (such as the ADSs) will be exempted from the notification requirements and prohibitions under the Outbound Investment Rule, the Outbound Investment Rule could still limit our ability to raise additional capital from U.S. investors, which could increase our cost of capital or prevent us from raising sufficient capital when needed, negatively impacting our business, financial condition and prospects.
Additionally, we plan to sell certain of our edge computing chips and products to PRC manufacturers who will then incorporate our edge computing chips and products into final products such as smart appliances. While our edge computing products sold to PRC customers are not currently subject to increased tariffs directly, the products of our PRC customers that incorporate our edge computing products may be subject to these tariffs. We cannot assure you that future restrictions on trade and tariffs implemented by the United States will not affect our products, which would negatively affect our expansion plans as well as our financial condition and results of operations.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of the ADSs, the price of ADSs could decline.
The trading market for ADSs relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not have control over these analysts. There can be no assurance that existing analysts will continue to provide research coverage or that new analysts will begin to provide research coverage. Although we have obtained analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of the ADSs, the price of ADSs could decline. If one or more of these analysts cease to cover the ADSs, we could lose visibility in the market for the ADSs, which in turn could cause the ADS price to decline.
Holders of ADSs have fewer rights than shareholders.
Holders of ADSs do not have the same rights as shareholders and, accordingly, cannot exercise rights of shareholders against us. The Bank of New York Mellon, as depositary, or the Depositary, is the registered shareholder of the deposited shares represented by the ADSs. Therefore, holders of ADSs have only the rights provided for in, and subject to the terms and conditions of, the deposit agreement. We intend to use reasonable efforts to request that the Depositary notify the holders of ADSs of upcoming votes and ask for voting instructions from them. Holders of ADSs may exercise their voting rights only in accordance with the provisions of the deposit agreement. If we instruct the Depositary to ask for your voting instructions, upon receipt of voting instructions from the ADS holders in the manner set forth in the deposit agreement, the Depositary will make efforts to vote the Class A ordinary shares underlying the ADSs in accordance with the instructions of the ADS holders. The Depositary and its agents may not be able to send voting instructions to ADS holders or carry out their voting instructions in a timely manner. Furthermore, the Depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. If a holder fails to return a voting instruction card to the Depositary by the date established by the Depositary for receipt of such voting instructions, or if the Depositary receives an improperly completed or blank voting instruction card, or if the voting instructions included in the voting instruction card are illegible or unclear, then such holder may be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by us to vote such shares.

There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to United States Holders of the ADSs or ordinary shares.
Based upon the market price of the ADSs, the value of our assets and the nature and composition of our income and assets, we believe we were not a PFIC for our taxable year ended December 31, 2023, although there can be no assurance in this regard.
In general, we will be a PFIC for any taxable year if, after applying the applicable look-through rules, either:
•
at least 75% of our gross income is passive income; or

•
at least 50% of the value (generally determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

The determination of whether we are a PFIC is made annually and involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn during the relevant taxable year, and is subject to uncertainty in several respects. The determination of whether we will be a PFIC for any taxable year may also depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market price of the ADSs or ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in any offering. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. The U.S. Internal Revenue Service, or the IRS, does not issue rulings with respect to PFIC status, and we cannot assure you that the IRS, or a court, will agree with any determination we make.
If we are a PFIC for any taxable year during which a United States Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) hold the ADSs or ordinary shares, such United States Holder may be subject to certain adverse United States federal income tax consequences. For example, if we are or become a PFIC, a United States Holder may become subject to special and adverse tax rules with respect to any “excess distribution” received from the Company or any gain recognized on the sale or other disposition of the ADSs or ordinary shares. See “Taxation - United States Federal Income Tax Considerations - Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.
There is no public market for our Series A-1 Preferred Shares.
There is no established public trading market for our Series A-1 Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A-1 Preferred Shares on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A-1 Preferred Shares will be limited.
You may be subject to limitations on the deposit of Class A ordinary shares for ADSs, the transfer of ADSs and the withdrawal of the underlying Class A ordinary shares.
ADSs are transferable on the books of the Depositary. However, the Depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The Depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the Depositary are closed, or at any time if we or the Depositary think it is advisable to do so because of any requirement of law, government or a governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying Class A ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying Class A ordinary shares may arise because the Depositary has closed its transfer books or we have closed our transfer books, and in other circumstances such as corporate actions including voting and dividend distributions. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying Class A ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities.
The conversion feature of the Series A-1 Preferred Shares may adversely affect our financial condition and operating results.
In the event the conversion feature of the Series A-1 Preferred Shares is exercised, holders of Series A-1 Preferred Shares will be entitled to convert the Series A-1 Preferred Shares at any time during specified periods at their option. See “Description of the Series A-1 Preferred Shares - Conversion.” If one or more holders elect to convert their Series A-1 Preferred Shares, if we failed to perform our conversion obligation by delivering the Class A ordinary shares and causing the Depositary to deliver the number of ADSs issuable upon deposit of such Class A ordinary shares, under certain circumstances, we would be required to settle our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Series A-1 Preferred Shares, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Series A-1 Preferred Shares as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Holders of the Series A-1 Preferred Shares will have no voting rights until such holders convert their Series A-1 Preferred Shares and acquire our ordinary shares.
Until holders Series A-1 Preferred Shares convert their Series A-1 Preferred Shares and acquire Class A ordinary shares, such holders will have no voting rights (except in relation to the negative covenants, affirmative covenants and vote to change the terms of or issue Series A-1 Preferred Shares as stipulated in the Certificate of Designation, Preferences and Rights), with respect to the Class A ordinary shares issuable upon conversion of such Series A-1 Preferred Shares. Upon conversion of the Series A-1 Preferred Shares, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the conversion date.
Significant holders or beneficial holders of shares of our ordinary shares may not be permitted to convert the Series A-1 Preferred Shares that they hold.
No holder of Series A-1 Preferred Shares will have the right to any ADSs issued and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, of the Class A ordinary shares issued and outstanding immediately after giving effect to such issuance. As a result, you may not be able to exercise your right to convert the Series A-1 Preferred Shares into Class A ordinary shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to i) sell your Series A-1 Preferred Shares to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions, or ii) if any Series A-1 Preferred Shares remain issued and outstanding on the Maturity Date, you may request the Company to redeem such Series A-1 Preferred Shares in cash in an amount equal to 105% of the Conversion Amount.
There remain uncertainties regarding interpretation and implementation of Overseas Listing Trial Measures.
On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.
According to the Overseas Listing Trial Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. In addition, Guidelines for the Application of Regulatory Rules — Overseas Issuance and Listing Category No. 1 further provides that for non-China overseas securities offerings that are offered in tranches within a total limit, the issuer is required to report the status of the issuance to the CSRC after all tranches of the issuances is completed. As there could be second tranche of Series A-1 Preferred Shares offering when specific conditions are met according to the Securities Purchase Agreement, the Company shall file with the CSRC within 3 working days after the 7,000,000 ADSs and 100,000 Series A-1 Preferred Shares offering is completed, and submit a report on the status of this offering to the CSRC after completion of all tranches of the issuance.
As there is uncertainty with respect to the filing requirements and implementation, we cannot assure you that we would be able to complete the filing procedures, obtain the approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to the repatriation of the proceeds from future capital raising activities into China, restrictions on or delays to our future offering of securities, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Accordingly, the value of your investment may be materially and adversely affected or become worthless.
There remain uncertainties regarding interpretation and implementation of Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises.
On February 24, 2023, CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises ( ) (the “Provisions”), which became effective on March 31, 2023 together with Overseas Listing Trial Measures. According to the Provisions, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause adverse impact on national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.
Opinions remain unclear on how they will be interpreted and implemented by relevant PRC governmental authorities. While we have implemented policies and procedures with the intent to comply with the Provisions, we cannot ensure that we will be able to fully comply with the future interpretations and implementations of the Provisions. Domestic companies that fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing may be held legally liable by competent authorities or become subject to criminal penalties.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made herein that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements as defined under Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created therein for forward-looking statements. Such statements include, but are not limited to, statements concerning our anticipated operating results, research and development, regulatory proceedings, and financial resources, and can be identified by use of words such as, for example, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and “would,” “should,” “could” or “may.” All statements, other than statements of historical facts, included herein that address activities, events, or developments that we expect or anticipate will or may occur in the future, are forward-looking statements.
We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of our annual report on Form 20-F for the year ended December 31, 2023, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
This prospectus supplement also contains or incorporates by reference market data relating to the IC industry that are based on industry publications and reports. Statistical data in these publications and reports also include projections based on a number of assumptions. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of the ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions.
You should read thoroughly this prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and the accompanying base prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. You should not place undue reliance on these forward-looking statements.
The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events or information as of the date on which the respective statements are made in this prospectus supplement and the accompanying prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents that we have referred to in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of 7,000,000 Pre-Delivery Shares in ADSs and 100,000 Series A-1 Preferred Shares that we are offering will be approximately US$100 million, based on the offering price of US$0.00000075 per Pre-Delivery Shares in ADS and the purchase price of US$1,000.00 per Series A-1 Preferred Shares and after deducting the estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for research and development, expansion of production scale, manufacturing or investing in digital mining sites and equipment for deployment in North America and sales globally, including any acquisition or disposition of assets from or between the Company’s subsidiaries, and other general corporate purposes, unless otherwise indicated in any applicable prospectus supplement. As a result, management will retain broad discretion over the use of net proceeds.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to access additional financing, the relative success and cost of our research and development programs and commercialization efforts.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares or ADSs in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2024 on:
•
an actual basis;

•
on a pro forma basis to give effect to:

(i)
the conversion of the 30,000 Series A-1 convertible preferred shares pursuant to the Securities Purchase Agreement entered into by us on November 19, 2024, resulting in an increase to 308,122,290 Class A ordinary shares, represented by 20,541,486 ADSs, therefore, an increase in ordinary shares, additional paid capital and total shareholders’ equity and a decrease to the Series A-1 Convertible Preferred Shares;

(ii)
the cancellation of 20,178,045 treasury stocks in November 2024, resulting in a decrease to the treasury stocks;

(iii)
the return of 1,454,797 ADSs of the Pre-Delivery Shares in the form of 21,821,955 Class A ordinary shares to the Company in December 2024, resulting in an increase in the treasury stocks;

(iv)
the issuance of 750,000,000 Class A ordinary shares represented by 50,000,000 ADSs for the reserve pool in relation to the At-the-market Sales Agreement entered into by us on December 23, 2024; and

(v)
the sale by us of 316,328,685 Class A ordinary shares represented by 21,088,579 ADSs offered pursuant to the At-the-market Sales Agreement entered into by us on December 23, 2024, resulting in net proceeds of US$42,542,986, based on the average offering price of US$2.08 per ADS, and after deducting commission expenses paid by us, therefore, an increase in ordinary shares, additional paid-in capital and total shareholders’ equity.

•
on a pro forma as-adjusted basis to give effect to:

(i)
the issuance and sale by us of 100,000 Series A-1 Convertible Preferred Shares at aggregate principal amount of US$100,000,000 pursuant to this prospectus supplement and the accompanying prospectus; and

(ii)
the sale by us of 105,000,000 Class A ordinary shares represented by 7,000,000 ADSs offered pursuant to this prospectus supplement, resulting in total proceeds of US$5.25, based on the offering price of US$0.00000075 per ADS.

The pro forma information discussed below is illustrative only. Our total capitalization, including the Series A convertible preferred shares, Series A-1 convertible preferred shares and total shareholders’ equity following the completion of this offering are subject to adjustment based on the actual price and other terms.
The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma as Adjusted
	US$	US$	US$
	(in thousands)
Series A convertible preferred shares	77,104	77,104	77,104
Series A-1 convertible preferred shares(1)		—	100,000
Shareholder’s equity
Class A ordinary shares (US$0.00000005 par value; 999,999,875,000 shares authorized, 4,555,500,242 shares issued and 4,324,281,437 shares outstanding, actual; 999,999,675,000 shares authorized, 5,593,444,487 shares issued and 4,926,910,457 shares outstanding as pro forma; 999,999,675,000 shares authorized, 5,698,444,487 shares issued and 5,031,910,457 shares outstanding pro forma as adjusted)

Treasury stocks (US$0.00000005 par value; 231,218,805 shares, actual, 232,862,715 shares, pro forma and pro forma adjusted)	(57,055)	(57,055)	(57,055)
Additional paid-in capital	763,293	849,640	849,640
Statutory reserves	14,892	14,892	14,892
Accumulated other comprehensive loss	(47,736)	(47,736)	(47,736)
Accumulated deficit	(357,588)	(357,588)	(357,588)
Total shareholder’s equity	315,806	402,153	402,153
Total capitalization(2)	392,910	479,257	579,257

(1)
The amount shown in the table above for the Series A-1 convertible preferred shares represents the gross proceeds without reflecting expenses, or other potential effects as we are still in the process of determining the related accounting treatment.

(2)
Total capitalization is the sum of Series A convertible preferred shares, Series A-1 convertible preferred shares and total shareholder’s equity.

DESCRIPTION OF SERIES A-1 PREFERRED SHARES
We are issuing 100,000 Series A-1 Convertible Preferred Shares (the “Series A-1 Preferred Shares”) under the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Shares of Canaan Inc. dated as of November 19, 2024 (the “Certificate of Designations”). This description of the Series A-1 Preferred Shares supplements and, to the extent it is inconsistent, supersedes the information in the “Description of Preferred Shares” section in the accompanying prospectus.
The following description is a summary of the material provisions of the Series A-1 Preferred Shares and the Certificate of Designations and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Certificate of Designations, including the definitions of certain terms used in the Certificate of Designations that are capitalized but not defined herein. We urge you to read the full text of the Certificate of Designations because they, and not this description, define the rights as a holder of the Series A-1 Preferred Shares. The Certificate of Designations was filed as an exhibit to the Form 6-K dated filed with the SEC on November 19, 2024.
For purposes of this description, references to “we”, “our”, “us” and the “Company” refer only to Canaan Inc. and not to its consolidated subsidiaries.
Ranking
The Series A-1 Preferred Shares shall rank prior and superior to all of the Class A ordinary shares and any other shares in the capital of the Company (other than the Series A Preferred Shares) with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event (such shares being referred to hereinafter collectively as “Junior Shares”). The rights of the Junior Shares shall be of junior rank to and subject to the preferences and relative rights of the Series A-1 Preferred Shares. The Series A-1 Preferred Shares shall rank equally with the Series A Preferred Shares with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event.
Payments
If any Series A-1 Preferred Shares remain issued and outstanding on the Maturity Date, the Company shall redeem such Series A-1 Preferred Shares in cash in an amount equal to 105% of the Conversion Amount (as defined below) for each such Series A-1 Preferred Share. The “Maturity Date” with respect to any Series A-1 Preferred Shares shall be the date that is twelve (12) months immediately following the applicable issuance date of such Series A-1 Preferred Shares, as may be extended at the option of each Holder (i) in the event that, and for so long as, a Triggering Event (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) that with the passage of time and the failure to cure would result in a Triggering Event and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined below) is delivered prior to the Maturity Date. Other than as specifically permitted by the Certificate of Designations, the Company may not prepay any portion of the outstanding stated value, accrued and unpaid dividends, if any, or accrued and unpaid late charges on stated value and dividends, if any.
Liquidation
Preferential Payment to Holders.   In the event of a Liquidation Event, holders of Series A-1 Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), upon such Liquidation Event, but before any amount shall be paid to the holders of any Junior Shares, an amount per Series A-1 Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the amount that would have been received had such Series A-1 Preferred Shares been converted into the Class A ordinary shares issuable upon conversion of the Series A-1 Preferred Shares immediately prior to such Liquidation Event at the then effective Alternate Conversion Price (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred shares of the Company, if any, that are of equal rank with the Series A-1 Preferred Shares as to payments of Liquidation Funds (such shares being referred to hereinafter collectively as “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with the Certificate of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Series A-1 Preferred Shares and Pari Passu Shares.
Maximum Percentage.   Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation would result in such Holder and such Holder’s other Attribution Parties exceeding the Maximum Percentage (as defined below), if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such Class A ordinary shares as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under Section 3 of the Certificate of Designations to be held similarly in abeyance) to the same extent as if there had been no such limitation.
Dividends
From and after the issuance date, the Holders shall be entitled to receive dividends per Series A-1 Preferred Share when, as and if declared by the Board.
In addition, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Class A ordinary shares to the same extent as if such Holders had converted the Series A-1 Preferred Shares into Class A ordinary shares (without regard to any limitations on conversion and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) and had held such Class A ordinary shares on the record date for such dividends and distributions.
Following the occurrence of a Liquidation Event and the payment in full to a Holder of its liquidation preference as set forth in Section 3 of the Certificate of Designations, such Holder shall cease to have any rights under the Certificate of Designations to participate in any future dividends or distributions made to the holders of the ADSs or Class A ordinary shares. The Company shall not declare or pay any dividends on any Junior Shares or Pari Passu Shares unless the Holders shall simultaneously receive dividends on a pro rata basis as if the Series A-1 Preferred Shares had been converted into ADSs or the Class A ordinary shares represented by such ADSs issuable upon conversion of the Series A-1 Preferred Shares immediately prior to the record date for determining the shareholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in such dividends or distributions would result in such Holder and its other attribution parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividends or distribution to such extent, and the portion of such dividends or distribution shall be held in abeyance for such Holder until such time or times as its rights thereto would not result in such Holder and its other attribution parties exceeding the Maximum Percentage, at which time such Holder shall be granted such rights to the same extent as if there had been no such limitation.
Conversion
At any time or times on or after the applicable issuance date, any holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A ordinary shares at the Conversion Rate, provided that such holder shall only be entitled to submit a Conversion Notice for a number of Class A ordinary shares representing a whole number of ADS(s) (unless such Holder converts the remaining balance of Series A-1 Preferred Shares it holds, in which case the Company shall, subject to the Maximum Percentage, round such number of Class A ordinary shares up to the number of Class A ordinary shares corresponding to the nearest whole ADS. The number of Class A ordinary shares issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price less the issuance fee (the “Conversion Rate”). Absent a written instruction by a Holder to the contrary upon delivery of a Conversion Notice, the Class A ordinary shares issuable upon conversion of the Series A-1 Preferred Shares by such Holder, when issued, shall be deposited by the Company with the Depositary or its nominee for delivery of ADSs.

Conversion Amount means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A-1 Preferred Share, to be converted, (ii) the accrued and unpaid dividends with respect to such stated value, if any and (iii) accrued and unpaid late charges, if any, with respect to such stated value and dividends. Conversion Price means, as of any conversion date or other date of determination, the lower of (i) $4.00 (the “Fixed Conversion Price”), and (ii) 92.50% of the lowest daily Weighted Average Prices of the ADSs during the five (5) consecutive trading day period immediately preceding the applicable conversion date, subject to adjustments as provided in the Certificate of Designations.
No holder shall have the right to any Class A ordinary shares otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties.
Triggering Events
Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (vi) and (vii) shall also constitute a “Bankruptcy Triggering Event”:
(i)
(A) the suspension of the ADSs from trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the ADSs to be listed on an Eligible Market;

(ii)
the Company’s (A) failure to cure a conversion failure by delivery of the required number of ADSs within ten (10) Business Days after the applicable Conversion Date or (B) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Series A-1 Preferred Shares into ADSs that is tendered in accordance with the provisions of the Certificate of Designations, other than pursuant to the maximum percentage clause;

(iii)
at any time following the tenth (10th) consecutive Business Day that the Holder’s authorized share allocation is less than the Holder’s pro rata amount of the required reserve amount;

(iv)
the Company’s failure to pay to such Holder any amount of Stated Value, dividends, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document, except, in the case of a failure to pay dividends and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of ten (10) Business Days;

(v)
there occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $25,000,000 or more, (a) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity and/or (b) the failure to make a principal payment when due;

(vi)
the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or (C) orders the liquidation of the Company or any of its Significant Subsidiaries, and such order or decree remains unstayed and in effect for 60 consecutive days;

(viii)
a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holders a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)
any Material Adverse Effect occurs;

(x)
Company breaches: (A) any negative covenant set forth in Section 15 of the Certificate of Designation, or (B) any of the covenants set forth Sections 4(b), (h), (j), (k) or (n) of the Securities Purchase Agreement; and

(xi)
Company breaches: (A) any affirmative covenant set forth in Section 16 of the Certificate of Designation, or (B) any of the covenants in Securities Purchase Agreement not enumerated in subsection (x) above, provided that any such breach would have a Material Adverse Effect and the Buyer shall be required to provide written notice to the Company of a Triggering Event under this section 6(x) and the Company shall have ten (10) days to cure, provided that the incident resulting in such breach would need to be disclosed in the Company’s filing with the SEC under the federal security laws.

Alternate Conversion.   At any time a Triggering Event has occurred and is continuing, such Holder may, at such Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the applicable Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into Class A ordinary shares by dividing (x) the applicable Conversion Amount, by (y) the Alternate Conversion Price. Notwithstanding the foregoing, if the applicable Triggering Event giving rise to such Alternate Conversion has been cured or waived, such Holder shall not be entitled to the right of Alternate Conversion with respect to such Triggering Event that has been cured or waived. For the avoidance of doubt, the cure of any Triggering Event shall not affect any Alternate Conversions effected with respect to such Triggering Event prior to such cure. “Alternate Conversion Price” means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) 80% of the arithmetic average of the three (3) lowest daily Weighted Average Prices of the ADSs during the twenty (20) consecutive Trading Days immediately preceding the applicable Alternate Conversion Date, (iii) 80% of the Weighted Average Price of the ADSs on the applicable Alternate Conversion Date, (iv) 80% of the Weighted Average Price of the ADSs on the Trading Day immediately preceding the applicable Alternate Conversion Date and (v) 80% of the lowest daily Weighted Average Price of the ADSs during the twenty (20) consecutive Trading Days ending on the date of the first occurrence of the Triggering Event giving rise to the applicable Alternate Conversion, inclusive, less the issuance fee. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the ADSs or Class A ordinary shares during such period.
Redemption Right.   Upon the occurrence of a Triggering Event, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (a “Triggering Event Notice”) to the Holders. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice or a Holder becoming aware of a Triggering Event, such Holder may require the Company to redeem (an “Triggering Event Redemption”) all or any portion of such Holder’s Series A-1 Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of such Holder’s Series A-1 Preferred Shares that such Holder is electing to require the Company to redeem. Each Series A-1 Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash within five (5) Trading Days by wire transfer of immediately available funds at a price equal to 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Alternate Conversion Price in effect during such period (the “Triggering Event Redemption Price”).
Redemption upon Bankruptcy Triggering Event.   Upon any Bankruptcy Triggering Event occurring prior or following to the Maturity Date, the Company shall immediately redeem, in cash, each of the Series A-1 Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other Person, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder under the Certificate of Designations, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price to another Holder or any other Redemption Price, as applicable.
Fundamental Transaction and Change of Control
Fundamental Transaction.   Fundamental Transaction means (i) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another subject entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more subject entities, or (c) make, or allow one or more subject entities to make, or allow the Company to be subject to or have its Class A ordinary shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the issued and outstanding Class A ordinary shares (2) 50% of the issued and outstanding Class A ordinary shares calculated as if any Class A ordinary shares held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of Class A ordinary shares such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A ordinary shares, or (d) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire, either (1) at least 50% of the issued and outstanding Class A ordinary shares, (2) at least 50% of the issued and outstanding Class A ordinary shares calculated as if any Class A ordinary shares held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such share purchase agreement or other business combination were not outstanding; or (3) such number of Class A ordinary shares such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A ordinary shares, or (e) reorganize, recapitalize or reclassify its Class A ordinary shares, (ii) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in issued and outstanding Class A ordinary shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A ordinary shares, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A ordinary shares not held by all such subject entities as of the subscription date calculated as if any Class A ordinary shares held by all such subject entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding Class A ordinary shares or other equity securities of the Company sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Class A ordinary shares without approval of the shareholders of the Company or (iii) that the Company shall directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, any references herein to Class A ordinary shares shall include the Class A ordinary shares underlying ADSs.
The Company shall not enter into or be party to a Fundamental Transaction unless the successor entity assumes in writing all of the obligations of the Company under the Certificate of Designations and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the required holders and approved by the required holders prior to such fundamental transaction, including agreements to deliver to each Holder in exchange for such Holder’s Series A-1 Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations including, without limitation, having a stated value equal to the stated value and having similar conversion rights, dividend rights and ranking to the Series A-1 Preferred Shares, and reasonably satisfactory to the Required Holders.
Corporate Events.   Prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of ADSs or Class A ordinary shares are entitled to receive securities, cash, assets or other property with respect to or in exchange for Class A ordinary shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s Series A-1 Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the Class A ordinary shares (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s Series A-1 Preferred Shares prior to such Corporate Event, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any ADSs or Class A ordinary shares) which the Holders would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s Series A-1 Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common shares (or their equivalent) of the successor entity would result in such Holder and its other attribution parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded shares (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation).
Change of Control.   Change of Control means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the ADSs or Class A ordinary shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
Redemption Right.   No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail to the Holders (a “Change of Control Notice”). At any time during the period beginning on the earlier to occur of (x) any agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) a Holder becoming aware of a Change of Control if the Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and (z) a Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Series A-1 Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to require the Company to redeem. Each Series A-1 Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (i) 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs divided by the ADS ratio during the period beginning on the date immediately preceding during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (the “Change of Control Redemption Price”).
Purchase Rights
If at any time after the subscription date we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of ADSs or Class A ordinary shares, then the holders of Series A-1 Preferred Shares will be entitled to acquire the aggregate purchase rights which such holder could have acquired if such holder had held the number of Class A ordinary shares (or ADSs corresponding to such Class A ordinary shares) acquirable upon complete conversion of the Series A-1 Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series A-1 Preferred Shares and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of ADSs or Class A ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent that a holder’s right to participate in any such purchase right would result in such holder and its other attribution parties exceeding the Maximum Percentage, then such holder shall not be entitled to participate in such purchase right to such extent and such purchase right to such extent shall be held in abeyance for such holder until such time or times as its right thereto would not result in such holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such holder shall be granted such right.
Optional Redemption
If, at any time the applicable Issuance Date, the ratio of Total Indebtedness (as defined below) as of such time of determination to the quotient of (x) the sum of the market capitalization for each Trading Day during the ten (10) consecutive Trading Day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), is equal to or greater than 25% (a “DTM Failure”), the Company shall promptly, and in any event within two (2) Business Days of a DTM Failure, deliver written notice of such DTM Failure to each Holder. From and after the DTM Trigger Date, each Holder shall have the right, in its sole and absolute discretion, to require that the Company redeem (a “Holder DTM Redemption”) all or any portion of the Holder’s Pro Rata Amount of the Conversion Amounts of ‘Series A-1 Preferred Shares as necessary (after giving effect to such Holder DTM Redemption by the Holders) to cause the ratio of Total Indebtedness as of such time of determination to the quotient of (x) the sum of the market capitalization for each trading day during the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), to equal 15% (each, an “Eligible DTM Redemption Amount”) by delivering written notice thereof (a “Holder DTM Redemption Notice” and the date such Holder delivers such notice to the Company, a “Holder DTM Redemption Notice Date”) to the Company which notice shall state (i) the number of Series A-1 Preferred Shares that is being redeemed by such Holder corresponding to a Conversion Amount that does not exceed such Holder’s Eligible DTM Redemption Amount, (ii) the date on which such Holder DTM Redemption shall occur which date shall be not less than five (5) Business Days from the applicable Holder DTM Redemption Notice Date (a “Holder DTM Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder DTM Redemption Price (as defined below) to such Holder. The portion of such Holder’s Series A-1 Preferred Shares subject to redemption shall be redeemed by the Company in cash at a price equal to the sum of (i) the Conversion Amount being redeemed, including, without limitation, any accrued and unpaid dividends on such Conversion Amount and any accrued and unpaid late charges on such Conversion Amount and dividends, if any, through the applicable Holder DTM Redemption Date and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (a “Holder DTM Redemption Price”).
“Total Indebtedness” means the sum of (x) all Indebtedness of the Company and/or any of its subsidiaries, as applicable, (y) the Conversion Amount of all Series A Preferred Shares and all Series A-1 Preferred Shares and (y) all trade payables and cash based obligations of the Company and/or any of its Subsidiaries, as applicable, in each case, outstanding as of the applicable date of determination; provided, however, that solely for purpose of this definition, Total Indebtedness (1) shall only include Indebtedness, trade payables and cash based obligations that bear interest or provide for an original issue discount or a redemption premium and (2) shall not include any customer pre-payments. “Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “finance leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (vii) all Disqualified Equity Interests, (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. Indebtedness mentioned in clauses (i) and (iv) are referred to collectively as Financial Indebtedness.
Offer to Repurchase
If, at any time while any Series A-1 Preferred Shares remain outstanding, an Offer to Repurchase Event is consummated or occurs, the Company shall deliver a written notice thereof within three (3) Business Days prior to the consummation or occurrence of such Offer to Repurchase Event to all Holders (the “Offer to Repurchase Notice”, and the date such notice is delivered to all Holders is referred to as the “Offer to Repurchase Notice Date”) and offer to repurchase (an “Offer to Repurchase) such Holder’s Series A-1 Preferred Shares in cash up to such Holder’s Pro Rata Amount of the applicable Available Cash (with respect to each Holder, the “Repurchase Amount”). The Offer to Repurchase shall offer to redeem Series A-1 Preferred Shares for cash up to the Holder’s Repurchase Amount at a price equal to the product obtained by multiplying (i) the Offer to Repurchase Event Redemption Premium and (ii) the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (b) the quotient determined by dividing (1) the greatest Closing Sale Price of the ADSs during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation or occurrence of the applicable Offer to Repurchase Event and (y) the public announcement of such Offer to Repurchase Event and ending on the date such Holder delivers the related Acceptance Notice, by (II) the lowest Conversion Price in effect during such period (the “Offer to Repurchase Price”). At any time after the receipt by a Holder of an Offer to Repurchase Notice, such Holder may require the Company or its subsidiary, as applicable, to redeem, at the Offer to Repurchase Price, such Holder’s Series A-1 Preferred Shares for an amount not to exceed such

Holder’s Repurchase Amount by delivering a written notice thereof (the “Acceptance Notice”) to the Company, which Acceptance Notice shall indicate the Conversion Amount of the Series A-1 Preferred Shares that such Holder is electing to redeem and the date chosen by such Holder on which the Offer to Repurchase shall occur (the “Offer to Repurchase Date”).
Redemptions
Mechanics.   The Company shall deliver the applicable Triggering Event Redemption Price to each Holder within three (3) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice; provided that upon a Bankruptcy Triggering Event, the Company shall deliver the applicable Bankruptcy Triggering Event Redemption Price (as applicable, the “Triggering Event Redemption Date”). If a Holder has submitted a Change of Control Redemption Notice, the Company shall deliver the applicable Change of Control Redemption Price to such Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). The Company shall deliver the applicable Holder DTM Redemption Price to each Holder in cash on the applicable Holder DTM Redemption Date. The Company shall deliver the applicable Offer to Repurchase Redemption Price to each Holder in cash on the applicable Offer to Repurchase Redemption Date. The Company shall pay the applicable Redemption Price to the Holders in cash by wire transfer of immediately available funds pursuant to wire instructions provided by each of the Holders in writing to the Company on the applicable due date. In the event that the Company does not pay a Redemption Price to a Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, a Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder any or all of the Series A-1 Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (i) the applicable Redemption Notice of such Holder shall be null and void with respect to such Series A-1 Preferred Shares, (ii) the Company shall immediately return any Series A-1 Preferred Shares, or issue new Series A-1 Preferred Share Certificates to such Holder representing such Conversion Amount to be redeemed and (iii) the Conversion Price of such returned or new Series A-1 Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the ADSs divided by the ADS ratio during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
Insufficient Assets.   If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible number of Series A-1 Preferred Shares that it can redeem on such date pro rata among the Holders to be redeemed in proportion to the aggregate number of Series A-1 Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of the Series A-1 Preferred Shares, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of the Series A-1 Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on the stated value of the Series A-1 Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems the Series A-1 Preferred Shares. The Company shall pay to each Holder the applicable Redemption Price for each Series A-1 Preferred Share without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.

Voting
Except as otherwise provided in the Certificate of Designations or otherwise required by law, no voting rights are carried by the Series A-1 Preferred Shares
Covenants
Negative Covenants
Until all of the Series A-1 Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Required Holders, to directly or indirectly:
(i)
incur any Indebtedness, other than Permitted Indebtedness;

“Permitted Indebtedness” means (i) trade payables incurred in the ordinary course of business consistent with past practice, (ii) Indebtedness incurred solely for the purpose of financing the acquisition or lease of equipment, (iii) the Indebtedness separately disclosed by Company to the Buyer, (iv) 5-year unsecured convertible bonds that include a fixed conversion price issued pursuant to Rule 144A, provided that the fixed conversion price for such bonds is not subject to being reset, and (v) Permitted Secured Indebtedness, provided, however, that in order for Permitted Secured Indebtedness to constitute Permitted Indebtedness, certain requirements listed in the Certificate of Designations need to be met.
“Permitted Secured Indebtedness” means Indebtedness incurred by the Company and/or any of its subsidiaries as borrower or guarantor under one or more asset-based credit facilities in an aggregate principal amount not to exceed US$50,000,000 outstanding at any time.
(ii)
allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) upon any property or assets owned by the Company or any of its Subsidiaries to secure Indebtedness other than Permitted Liens;

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event; (ix) Liens securing bitcoin mining machines that are subject to hosting agreements with third party vendors and (x) Liens securing Permitted Secured Indebtedness.
(iii)
other than with respect to the Series A-1 Preferred Shares in accordance with the terms of the Certificate of Designations, redeem or repurchase its equity interest (except (i) on a pro rata basis among all holders thereof and (ii) redemptions or repurchases of Equity Interests held by any current or former, officer, director, employee or consultant (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any Approved Share Plan);

(iv)
issue Series A-1 Preferred Shares (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Certificate of Designations;

(v)
in the case of the Company, create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other share capital of the Company or securities exchangeable for or convertible or exercisable into share capital of the Company whether such share capital is Pari Passu Shares or ranks senior to the Series A-1 Preferred Shares prior and in preference to the Series A-1 Preferred Shares in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(vi)
insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the terms and conditions set forth in the Certificate of Designations or resort to any such law, to hinder, delay or impede the execution of any power granted to any Holder pursuant to the Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted;

(vii)
effect or enter into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction without the prior written consent of the Required Holders and the Holders shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages; or

“Subsequent Placement” means any transaction (or series of related transactions) in which the Company or any subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any subsidiary’s debt, equity or equity equivalent securities, including without limitation any debt, preferred shares or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for ADSs, Class A ordinary shares, options or convertible securities; provided, however, that the incurrence of Permitted Secured Indebtedness shall not constitute a Subsequent Placement.
“Variable Rate Transaction” means a transaction in which the Company or any of its Subsidiaries (i) issues or sells securities in an at-the-market, equity line of credit facility or similar agreement, other than pursuant to an ATM Offering, (ii) issues or sells any convertible securities or options either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs or Class A ordinary shares at any time after the initial issuance of such Convertible Securities or Options, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or options or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs or Class A ordinary shares, other than pursuant to a customary “weighted average” anti-dilution provision or (iii) enters into any agreement whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that issuances of securities under an approved share plan shall not be deemed a Variable Rate Transaction.
“ATM Offering” means any at-the-market offering of ADSs, including any at-the-market offering made pursuant to (i) the Company’s currently effective Form F-3 Registration Statement (Reg No. 333-285125) or (ii) any other registration statement filed by the Company that may be declared effective in the future.
“Required Holders” means the Holders representing at least a majority of the aggregate Series A Preferred Shares then outstanding and shall include the Buyer.
(viii)
guarantee or secure the indebtedness of any of its Significant Subsidiaries.

Affirmative Covenants
Until all of the Series A-1 Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and shall cause each significant subsidiary to, unless otherwise agreed to by the Required Holders:

(i)
maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing (where such concept is applicable) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case that any such failure to so maintain, preserve or comply has not had and is not reasonably likely to have, a Material Adverse Effect;

(ii)
maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in the case that any such failure to so maintain, preserve or comply has not had, and is not reasonably likely to have, a Material Adverse Effect;

(iii)
take all action necessary or advisable to maintain all of the Intellectual Property rights that are necessary or material to the conduct of its business in full force and effect;

(iv)
carry, or be covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks, including, but not limited to, directors and officers insurance coverage, as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses;

(v)
in the case of the Company, engage an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board;

(vi)
(x) pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect) and (y) file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect); provided, however that the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP;

(vii)
expressly waive all benefits or advantages of any stay, extension or usury law (wherever or whenever enacted or in force);

(viii)
in the case of the Company, (i) on or prior to the date that is ninety (90) days immediately following the end of each Calendar Quarter following the first Issuance Date occurring under the Certificate of Designations , report in the Company’s Annual Report on Form 20-F or Report of Foreign Private Issuer on Form 6-K, the Company’s quarterly “cash operating expenses” (or other similar term) for the immediately preceding Calendar Quarter and (ii) maintain (on a consolidated basis) at all times on deposit unrestricted cash in an aggregate amount equal to not less than such quarterly “cash operating expenses” (or other similar term) (the “Minimum Cash Reserve Requirement”);

(ix)
in the case of the Company, notify the Holders in writing whenever a Triggering Event or DTM Failure occurs or whenever the Company fails to meet the Minimum Cash Reserve Requirement; and

(x)
in the case of the Company, elect to follow home country practice in lieu of any rules and regulations of the Principal Market (or other then applicable Eligible Market) that would limit the Company’s ability to effect the provisions of the Certificate of designations, including but not limited to shareholder approval rules related to the issuance of securities or adjustment of terms of the Certificate of Designations for the benefit of the Holders.

“Eligible Market” means the Principal Market, The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, or the NYSE American.

Amendments
In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Memorandum and Articles of Association, the affirmative vote at a general meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, and without requiring the vote of any other class, including without limitation, without requiring the vote of any class of Ordinary Shares, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Memorandum and Articles of Association or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred shares, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-1 Preferred Shares, regardless of whether any such action shall be by means of amendment to the Memorandum and Articles of Association or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A-1 Preferred Shares; or (c) amend or waive any provision of the Certificate of Designations with respect to the Series A-1 Preferred Shares. Any such amendment or waiver to the Certificate of Designations shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.
Governing Law
The Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of the Certificate of Designations shall be governed by, the internal laws of the Cayman Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Cayman Islands. The Company irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands, for the adjudication of any dispute under or in connection with the Certificate of Designations or with any transaction contemplated thereby or discussed therein, and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address listed in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in the Certificate of Designations shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained in the Certificate of Designations shall be deemed or operate to preclude the Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holders, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holders. The Company irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute under hereunder or in connection with or arising out of the Certificate of Designations or any transaction contemplated thereby.

TAXATION
The following is a summary of the material Cayman Islands, People’s Republic of China and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs, ordinary shares and preferred shares.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of, the Cayman Islands. Payments of dividends and capital in respect of the ADSs, ordinary shares and preferred shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ADSs and ordinary shares, nor will gains derived from the disposal of the ADSs and ordinary shares be subject to Cayman Islands income or corporation tax. There are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was revised on December 29, 2018. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the Enterprise Income Tax Law further define the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial portion of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for PRC enterprise income tax purposes, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and a 10% tax would be imposed with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ADSs. Furthermore, dividends paid to individual investors who are non-PRC residents and any gain realized on the transfer of ADSs or ordinary shares by such investors may be subject to PRC tax at a rate of 20% (which in the case of dividends may be withheld at source). Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.
United States Federal Income Tax Considerations
The following discussion is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the ADSs and ordinary shares as of the date hereof. This discussion deals only with ADSs and ordinary shares that are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, by a United States Holder (as defined below).

As used herein, the term “United States Holder” means a beneficial owner of ADSs or ordinary shares that is, for United States federal income tax purposes, any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person

This discussion is based upon provisions of the Code and U.S. Treasury regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be replaced, revoked or modified, possibly with retroactive effect, and which replacement, revocation, or modification could significantly affect the tax consequences described below. In addition, this discussion assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions.
This discussion does not represent a detailed description of all of the United States federal income tax consequences applicable to a United States Holder in light of individual circumstances, including if a United States Holder is subject to special tax rules such as:
•
a broker or dealer in stock, securities or currencies;

•
a bank and certain other financial institutions;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt organization;

•
a person holding the ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a person that has elected the mark-to-market method of accounting for our securities;

•
a certain former citizen or resident of the United States subject to Section 877 of the Code;

•
an entity subject to the United States anti-inversion rules;

•
a person liable for alternative minimum tax;

•
a person who owns or is deemed to own 10% or more of our total stock by vote or value;

•
a partnership or other pass-through entity for United States federal income tax purposes, or persons holding ordinary shares through such entities;

•
a person required to accelerate the recognition of any item of gross income with respect to the ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement;

•
a person holding the ADSs or ordinary shares in connection with a permanent establishment or fixed base outside the United States; or

•
a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If the United States Holder is a partner of a partnership holding the ADSs or ordinary shares, such United States Holder should consult its tax advisors regarding the tax consequences of investing in and holding our ADSs or ordinary shares.
This discussion does not contain a detailed description of all the United States federal income tax consequences to United States Holders and does not address the Medicare tax on net investment income, any tax consequences arising in respect of the Foreign Account Tax Compliance Act, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. United States Holders should consult their tax advisors concerning the particular United States federal tax consequences of the purchase, ownership and disposition of our ADSs or ordinary shares, as well as any consequences arising under the laws of any other taxing jurisdiction.
ADSs
A United States Holder of our ADSs, for United States federal income tax purposes, should generally be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs generally are not expected to be subject to United States federal income tax. The remainder of this discussion assumes that a United States Holder of the ADSs will be treated in this manner.
Taxation of Dividends
Subject to the discussion under “— Passive Foreign Investment Company” below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes, as discussed above under “— People’s Republic of China Taxation”) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the ADSs or ordinary shares, and to the extent the amount of the distribution exceeds the United States Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, United States Holders should expect that any distribution paid will generally be treated as a dividend for United States federal income tax purposes. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.
With respect to non-corporate United States Holders, certain dividends received from a “qualified foreign corporation” may qualify for reduced rates of taxation applicable to “qualified dividend income”. A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be treated as a “qualified foreign corporation” (a) with respect to dividends paid by that corporation on shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States or (b) if such non-United States corporation is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program.
Under a published IRS Notice, ordinary shares are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market, as our ADSs are. Thus, we believe, but cannot guarantee, that dividends we pay on the ADSs will meet the conditions required for these reduced tax rates. Since our ordinary shares are not listed on an established securities market in the United States, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates. There also can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income, or the Treaty, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by ADSs, would be eligible for reduced rates of taxation, subject to applicable limitations. See “— People’s Republic of China Taxation” for further information on the Enterprise Income Tax Law.
Even if dividends would be treated as paid by a qualified foreign corporation, a non-corporate United States Holder will not be eligible for reduced rates of taxation if it does not hold our ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (disregarding certain periods of ownership while the United States Holder’s risk of loss is diminished) or if such United States Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company in the taxable year in which such dividends are paid or in the preceding taxable year. See “— Passive Foreign Investment Company” below.
Subject to the various limitations and disallowance rules that apply to foreign tax credits generally (including a minimum holding period requirement), any PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States Holder’s United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex and recently issued Treasury Regulations have introduced additional requirements and limitations to the foreign tax credit rules.
Each United States Holder should consult its tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ADSs or ordinary shares, as well as the effect of any change in applicable law after the date of this annual report on Form 20-F, and the availability of any foreign tax credit.
Passive Foreign Investment Company
Based upon the market price of our ADSs, the value of our assets and the nature and composition of our income and assets, we do not believe that we were a PFIC for our taxable year ended December 31, 2023, although there can be no assurance in this regard. The IRS does not issue rulings with respect to PFIC status, and we cannot assure you that the IRS, or a court, will agree with any determination we make.
In general, we will be a PFIC for any taxable year if, after applying the applicable look-through rules, either:
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at least 75% of our gross income is passive income; or

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at least 50% of the value (generally determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash and cash equivalents, securities held for investment purposes and certain other similar assets are generally treated as an asset that produces or is held for the production of passive income. If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we generally will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.
The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill and other unbooked intangibles not reflected on our balance sheet based on the market value of the ADSs, a decrease in the price of the ADSs may also result in our becoming a PFIC. If we are a PFIC for any taxable year during which a United States Holder holds the ADSs or ordinary shares, such United States Holder will be subject to special tax rules discussed below.

If we are a PFIC for any taxable year during which a United States Holder holds the ADSs or ordinary shares and absent certain elections (including a mark-to-market election, a qualified electing fund election and a deemed sale election, each as described below), such United States Holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or a United States Holder’s holding period in our ADSs or ordinary shares. Under these special tax rules:
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the excess distribution and/or recognized gain will be allocated ratably over a United States Holder’s holding period for the ADSs or ordinary shares,

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the amount of the excess distribution and/or recognized gain allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

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the amount of the excess distribution and/or recognized gain allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations in the United States, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) from a sale or other disposition of the ADSs or ordinary shares cannot be treated as capital, even if a United States Holder holds the ADSs or ordinary shares as capital assets.
If we are a PFIC with respect to a United States Holder for any taxable year during such United States Holder’s holding period for our ADSs or ordinary shares and any of our non-U.S. subsidiaries that are corporations (or other corporations in which we directly or indirectly own equity interests) is also a PFIC, such United States Holder would generally be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. entity that is a PFIC (each such corporation, a lower tier PFIC) for purposes of the application of these rules. United States Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to any of our lower tier PFICs.
Deemed Sale Election
If we are a PFIC for any taxable year in which a United States Holder holds the ADSs or ordinary shares (unless such United States Holder makes a valid mark-to-market election as discussed below), such United States Holder will generally be subject to the special tax rules described above for that year and for each subsequent year in which such United States Holder holds the ADSs or ordinary shares (even if we cease to be a PFIC in such subsequent years). However, if we cease to be a PFIC, a United States Holder can avoid the continuing impact of the PFIC rules by making a “deemed sale” election to recognize gain as if such United States Holder’s ADSs or ordinary shares had been sold for their fair market value on the last day of the last taxable year during which we were a PFIC and any gain from such deemed sale would be taxed as an “excess distribution” as described above. Any loss from the deemed sale is not recognized. After the deemed sale election, the United States Holder’s ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC. United States Holders are urged to consult their tax advisors about a deemed sale election.
Mark-to-Market Election
As an alternative to the foregoing rules, a United States Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. Our ADSs or ordinary shares generally will be treated as marketable stock if the ADSs or ordinary shares are regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury regulations). Our ADSs are currently listed on the Nasdaq Global Market which constitutes a qualified exchange, although there can be no assurance that the ADSs will be “regularly traded” for purposes of the mark-to-market election. Only the ADSs and not the Class A ordinary shares are listed on the Nasdaq Global Market.

Consequently, if a United States Holder is a holder of our ordinary shares that are not represented by our ADSs, such United States Holder generally will not be eligible to make a mark-to-market election.
If a United States Holder makes an effective mark-to-market election, for each taxable year that we are a PFIC, such United States Holder will include as ordinary income the excess of the fair market value of the ADSs held at the end of the taxable year over such United States Holder’s adjusted tax basis in the ADSs. A United States Holder will be entitled to deduct as an ordinary loss in each such taxable year the excess, if any, of its adjusted tax basis in the ADSs over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A United States Holder’s adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, upon the sale or other disposition of our ADSs in a year that we are a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.
If a United States Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or other market, or the Internal Revenue Service consents to the revocation of the election. If a United States Holder makes a valid mark-to-market election and we cease to be a PFIC, the United States Holder will not be required to take into account the mark-to-market gain or loss described above during any period for which we are not a PFIC. United States Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in light of such United States Holder’s particular circumstances.
Qualified Election Fund Election
In certain circumstances, a shareholder in a PFIC may avoid some of the disadvantageous tax treatment described above by making a “qualified electing fund” election under Section 1295 of the Code. However, this option is not available to United States Holders because we do not intend to comply with the requirements necessary to permit United States Holders to make this election.
Reporting Requirements
For any taxable year for which we are a PFIC with respect to a United States Holder, such United States Holder will generally be required to file IRS Form 8621 regarding distributions received on our ADSs or ordinary shares and any gain realized on the disposition of our ADSs or ordinary shares, and certain United States Holders will be required to file an annual information return (also on IRS Form 8621) relating to their ownership of our ADSs or ordinary shares. Significant penalties are imposed for failure to file such form. United States Holders are urged to consult their tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are a PFIC in any taxable year.
Sale, Exchange or Other Taxable Disposition of our ADSs or Ordinary Shares
For United States federal income tax purposes, a United States Holder generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and the United States Holder’s tax basis in the ADSs or ordinary shares. Subject to the discussion under “— Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if such United States Holder has held the ADSs or ordinary shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) generally are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations. Any gain or loss recognized by a United States Holder will generally be treated as United States source gain or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if a United States Holder is eligible for the benefits of the Treaty, such United States Holder may elect to treat such gain as PRC source gain under the Treaty for foreign tax credit purposes, subject to certain limitations. If such an election is made, the gain so treated will be treated as a separate class or “basket” of income for foreign tax credit purposes. United States Holders should consult their tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in their particular circumstances.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect of the ADSs or our ordinary shares and the proceeds from the sale, exchange or other disposition of the ADSs or our ordinary shares that are paid to a United States Holder within the United States (and in certain cases, outside the United States), unless a United States Holder is an exempt recipient. A backup withholding tax may apply to such payments if a United States Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Specified Foreign Financial Assets
United States Holders who are individuals and certain domestic entities generally will be required to submit certain information to the IRS with respect to their beneficial ownership of our ADSs or ordinary shares as is necessary to identify the class or issue of which our ADSs or ordinary shares are a part. These requirements are subject to exceptions, including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed US$50,000. This law also imposes penalties if a United States Holder is required to submit such information to the IRS and fails to do so. United States Holders are urged to consult their tax advisors regarding the potential reporting requirements that may be imposed with respect to ownership of our ADSs or ordinary shares.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis International LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP., our special legal counsel as to the Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices, our counsel as to PRC law.

EXPERTS
The consolidated financial statements of Canaan Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You may read the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s web site at http://www.sec.gov.
As a foreign private issuer, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, our Annual Report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. In accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K our interim balance sheet and income statement as of the end of the second quarter of each fiscal year.
In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
Our corporate website is www.canaan-creative.com. The information contained on our websites is not a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:
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our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 17, 2024;

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our Reports on Form 6-K dated April 22, 2024, May 9, 2024, May 17, 2024, June 6, 2024, August 15, 2024, September 3, 2024, September 30, 2024, November 1, 2024, November 14, 2024, November 20, 2024 (one regarding the expansion of self-mining footprint, one regarding the attainment of a follow-on order, one regarding the execution of a securities purchase agreement, and one regarding the unaudited financial results of the third quarter of 2024), November 22, 2024, November 26, 2024, December 9, 2024, December 13, 2024, December 23, 2024, January 6, 2025, January 21, 2025, February 19, 2025, March 3, 2025; and

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the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on November 6, 2019, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 15, 2020, and including any amendments or reports filed for purposes of updating such descriptions.

Our annual report for the fiscal year ended December 31, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Canaan Inc.
28 Ayer Rajah Crescent #06-08
Singapore 139959
Tel: +65 6305 6618
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
Class A Ordinary Shares
Preferred Shares
Warrants
Debt Securities
Subscription Rights Units
We may from time to time in one or more offerings offer and sell our preferred shares, warrants, subscription rights and/or units, debt securities, or Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, with each ADS representing 15 Class A ordinary shares.
We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 61 of this prospectus.
The ADSs are listed on the NASDAQ Global Market under the symbol “CAN.” On February 20, 2025, the last reported sale price of the ADSs on the NASDAQ Global Market was US$1.78 per ADS.
As of the date of this prospectus, our issued and outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and Series A Preferred Shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Except in relation to the negative covenants, affirmative covenants and vote to change the terms of or issue Series A preferred shares as stipulated in the Certificate of Designations, Preferences and Rights (“Certificate of Designations”), no voting rights are carried by the Series A Preferred Shares. In respect of matters requiring a shareholder vote, each Class A ordinary share will be entitled to one vote and each Class B ordinary share will be entitled to 15 votes. Each Class B ordinary share is convertible into one class A ordinary share at any time by the holder thereof. At any time or times on or after the applicable issuance date, any holder of Series A Preferred Shares shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A ordinary shares at the conversion rate that shall be deposited for delivery of ADSs, subject to the terms and conditions of the deposit agreement. Conversion amount (the “Conversion Amount”) means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A Preferred Share, to be converted, redeemed or otherwise with respect to which this determination is being made, multiplied by the SOFR Factor as defined in the Certificate of Designations, (ii) the accrued and unpaid dividends with respect to such stated value, if any, and (iii) accrued and unpaid late charges with respect to such stated value and dividends, if any. Conversion price (the “Conversion Price”) means, as of any conversion date or other date of determination, the lower of (i) US$4.00, and (ii) 92.50% of the lowest daily Weighted Average Price of the ADSs during the five consecutive trading day period immediately preceding the applicable conversion date, subject to adjustment as provided in the Certificate of Designations. As used herein, “ADS ratio” means the number of Class A Ordinary Shares represented by one (1) ADS, which, as of the date hereof, equals fifteen (15). No holder of Series A Preferred Shares shall have the right to any Class A ordinary shares (or ADSs on subsequent deposit thereof) otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A ordinary shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties. The number of Class A ordinary shares, issuable upon conversion of Series A Preferred Shares, is indeterminate. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. On November 25, 2024, we issued 30,000 Series A-1 Preferred Shares to an institutional investor. All such shares have been converted into Class A ordinary shares. As of the date of this prospectus, there are no issued and outstanding Series A-1 Preferred Shares. For more information, please see “Description of Share Capital.”
We are a Cayman Islands holding company and conduct all of our operations through our operating subsidiaries. Investors in the ADSs are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands holding company. We face various legal and operational risks and uncertainties associated with being based in or having a portion of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, regulatory actions for virtual currency-related business activities and mining activities and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in the PRC.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.
Our auditor, KPMG Huazhen LLP, is independent registered public accounting firms that issue the audit report incorporated by reference elsewhere in this prospectus. Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission determines that Canaan has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditors were subject to this determination. Consequently, we were conclusively identified as a “Commission-Identified Issuer” on May 4, 2022. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission- Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in the PRC — Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.
Investing in these securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 21, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:
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“ADRs” are to American depositary receipts, which, if issued, evidence the ADSs;

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“ADSs” are to the American depositary shares, each of which represents 15 of our Class A ordinary shares;

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“AI” are to artificial intelligence;

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“ASICs” are to application-specific ICs, meaning ICs designed for a specific application;

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“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

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“edge computing” are to a method of optimizing cloud computing systems by performing data processing at the edge of the network, near the source of the data;

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“ICs” or “chips” are to integrated circuits;

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“neural-network accelerator” are to a class of microprocessor designed as hardware acceleration for AI applications;

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“operating subsidiaries” are to, for the purpose of this prospectus, Canaan Creative Co., Ltd., Langfang Creative Technology Co., Ltd., Canaan Convey Co., Ltd., Zhejiang Avalon Technology Co., Ltd., Canaan Bright Sight Co., Ltd., Canaan Creative (SH) Co., Ltd., Canaan Creative International PTE. Ltd., Canaan Creative Global Pte. Ltd., and Canaan U.S. Inc.

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“Risc-V” are to an open source instruction set architecture, which is a set of instructions that describes the way in which software talks to an underlying processor, and Risc-V’s open source nature means that anyone can build a processor to support it without paying high royalty fees;

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“RMB” or “Renminbi” are to the legal currency of China;

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“Series A Preferred Shares” are to our series A convertible preferred shares, par value $0.00000005 per share;

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“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States; and

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“we,” “us,” “our company,” “the Company,” “our” and “Canaan” are to Canaan Inc. and its subsidiaries, as the context requires.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements of a forward-looking nature. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements relate to, among others:
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our goal and strategies;

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our expansion plans;

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our future business development, financial condition and results of operations;

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our expectations regarding demand for, and market acceptance of, our products;

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general economic and business conditions; and

•
other risk factors discussed under “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.
You should read these statements in conjunction with the risks discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. Moreover, we operate in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus and such incorporated documents. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference herein and have filed as exhibits to this prospectus and the incorporated documents, completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We provide high performance computing solutions through our proprietary ASICs. We have strong ASIC chip design capability underpinned by over ten years of industry experience and expertise of our founders and management team. We are one of the few fabless IC design companies with the advanced technology to independently design ASIC, established access to leading wafer foundry capacity and proven in-house capability to produce Bitcoin mining machines. We primarily dedicated technology and expertise in ASIC applications to Bitcoin mining machines and are a leading producer of Bitcoin mining machines in the global market. In addition, with our technology expertise and know-how in ASIC chip design, we strive to expand into AI fields and provide holistic AI solutions to our customers. Our operating subsidiaries have delivered commercial edge computing AI chips based on Risc-V architecture and self-developed neural-network accelerator with outstanding performance. We believe our extensive experience and expertise in ASIC applications position us well in our future endeavors.
CORPORATE INFORMATION
Our principal executive offices are located at 28 Ayer Rajah Crescent, #06-08, Singapore 139959. Our telephone number at this address is +65 6305 6618. Our registered office in the Cayman Islands is located at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at www.canaan-creative.com. The information contained on our website is not a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs in accordance with the terms and conditions of the deposit agreement and, if we so request, will distribute to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

RISK FACTORS
Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Act of the Cayman Islands, as amended, which we refer to as the Cayman Companies Act, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital was US$50,000 divided into 999,643,050,556 Class A ordinary shares of per value US$0.00000005 each, 356,624,444 Class B ordinary shares of par value US$0.00000005 each, 125,000 Series A Preferred Shares of par value US$0.00000005 each, and 200,000 Series A-1 Preferred Shares of par value US$0.00000005 each.
As of the date of this prospectus, we have 5,281,820,043 Class A ordinary shares, 311,624,444 Class B ordinary shares, and 50,000 Series A Preferred Shares issued and outstanding. On November 25, 2024, we issued 30,000 Series A-1 Preferred Shares to an institutional investor. All such shares have been converted into Class A ordinary shares. As of the date of this prospectus, there are no issued and outstanding Series A-1 Preferred Shares.
The following are summaries of certain material provisions of our amended and restated memorandum and articles of association adopted by special resolution passed on October 8, 2019 and effective immediately prior to the completion of the initial public offering of our ADSs representing our Class A ordinary shares, or our articles of association and the Cayman Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our amended and restated memorandum and articles of association, a form of which was filed with the SEC as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-234356), originally filed on October 28, 2019, as amended.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to 15 votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form, and are issued when registered in our register of shareholders. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.
Conversion
Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Pursuant to our articles of association, upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not an affiliate of the registered shareholder of such Class B ordinary share, such Class B ordinary share shall be automatically and immediately converted into the same number of Class A ordinary share. For this purpose, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.
An “affiliate” for the purposes of our articles of association means in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control”

shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.
A “person” for the purposes of our articles of association means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.
For the avoidance of doubt, on the transmission of shares following the death of a holder of Class B ordinary shares, such Class B ordinary shares will not automatically convert into the same number of Class A ordinary shares unless such transmission of shares results in a change in ultimate beneficial ownership of such Class B ordinary share(s) to any person who is not an affiliate of the relevant holder of Class B ordinary shares.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights
Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to 15 votes, on all matters subject to a vote at general meetings of our company.
Voting at any meeting of shareholders is by a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number of proportion of the votes recorded in favor of, or against that resolution.
Transfer of Shares
Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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the ordinary share transferred is fully paid and free of any lien in favor of us;

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any fee related to the transfer has been paid to us; and in the case of any transfer to joint holders, the transfer is not to more than four joint holders.

Winding Up
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between our shareholders or different classes of shareholders.
We are an exempted company with limited liability incorporated under the Cayman Companies Act, and under the Cayman Companies Act, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares (including any redeemable shares) in such manner and terms as been approved by our board of directors or by ordinary resolution of our shareholders, or as otherwise authorized by our articles of association. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders (or any of them) for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
General Meetings of Shareholders
As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. Our articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by a majority of our board of directors or by our chairman. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the total issued voting shares in our company.
The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Proceedings of Board of Directors
Our articles of association provide that subject to the Cayman Companies Act, our articles of association and to any resolutions passed in a general meeting of our company, our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.
Our articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Changes in Capital
Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them, into shares of a smaller amount; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, special resolutions of our shareholders and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”
Series A Preferred Shares
Ranking
The Series A Preferred Shares shall rank prior and superior to all of the Ordinary Shares and any other shares in the capital of the Company with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event (such shares being referred to hereinafter collectively as “Junior Shares”). The rights of the Junior Shares shall be of junior rank to and subject to the preferences and relative rights of the Series A Preferred Shares.
Payments
If any Series A Preferred Shares remain issued and outstanding on the Maturity Date, the Company shall redeem such Series A Preferred Shares in cash in an amount equal to 105% of the Conversion Amount (as defined below) for each such Series A Preferred Share. The “Maturity Date” with respect to any Series A Preferred Shares shall be the date that is twelve (12) months immediately following the applicable issuance date of such Series A Preferred Shares, as may be extended at the option of each Holder (i) in the event that, and for so long as, a Triggering Event (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) that with the passage of time and the failure to cure would result in a Triggering Event and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined below) is delivered prior to the Maturity Date. Other than as specifically permitted by the Certificate of Designations, the Company may not prepay any portion of the outstanding stated value, accrued and unpaid dividends, if any, or accrued and unpaid late charges on stated value and dividends, if any.
Liquidation
Preferential Payment to Holders.   In the event of a Liquidation Event, holders of Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), upon such Liquidation Event, but before any amount shall be paid to the holders of any Junior Shares, an amount per Series A Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the amount that would have been received had such Series A Preferred Shares been converted into the Class A Ordinary Shares issuable upon conversion of the Series A Preferred Shares immediately prior to such Liquidation Event at the then effective Alternate Conversion Price (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred shares of the Company, if any, that are of equal rank with the Series A Preferred Shares as to payments of Liquidation Funds (such shares being referred to hereinafter collectively as “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with the Certificate of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Preferred Shares and Pari Passu Shares.
Maximum Percentage.   Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation would result in such Holder and such Holder’s other Attribution Parties exceeding the Maximum Percentage (as defined below), if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such Class A Ordinary Shares as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under Section 3 of the Certificate of Designations to be held similarly in abeyance) to the same extent as if there had been no such limitation.
Dividends
From and after the issuance date, the Holders shall be entitled to receive dividends per Series A Preferred Share when, as and if declared by the Board.
In addition, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Class A Ordinary Shares to the same extent as if such Holders had converted the Series A Preferred Shares into Class A Ordinary Shares (without regard to any limitations on conversion and assuming for such purpose that the Series A Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) and had held such Class A Ordinary Shares on the record date for such dividends and distributions.
Conversion
At any time or times on or after the date that is six (6) months from the applicable issuance date, any holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A Ordinary Shares at the Conversion Rate, subject to the delivery of legal opinion(s) and representation letter(s) in form and substance reasonably satisfactory to the Depositary in connection with such proposed conversion and deposit of the ADSs, provided that such holder shall only be entitled to submit a Conversion Notice for a number of Class A Ordinary Shares representing a whole number of ADS(s) (unless such Holder converts the remaining balance of Series A Preferred Shares it holds, in which case the Company shall, subject to the Maximum Percentage, round such number of Class A Ordinary Shares up to the number of Class A Ordinary Shares corresponding to the nearest whole ADS). The number of Class A Ordinary Shares issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price less the issuance fee (the “Conversion Rate”). Absent a written instruction by a Holder to the contrary upon delivery of a Conversion Notice, the Class A Ordinary Shares issuable upon conversion of the Series A Preferred Shares by such Holder, when issued, shall be deposited by the Company with the Depositary or its nominee for delivery of ADSs.
Conversion Amount means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A Preferred Share, to be converted, multiplied by the SOFR Factor as defined in the Certificate of Designations, (ii) the accrued and unpaid dividends with respect to such stated value and dividends, if any and (iii) accrued and unpaid late charges, if any, with respect to such stated value and dividends. Conversion Price means, as of any conversion date or other date of determination, the lower of (i) US$4.00, and (ii) 92.50% of the lowest daily Weighted Average Prices of the ADSs during the five consecutive trading day period immediately preceding the applicable conversion date, subject to adjustments as provided in the Certificate of Designations.
No holder shall have the right to any Series A Convertible Preferred Shares otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties.
Triggering Events
Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (vi) and (vii) shall also constitute a “Bankruptcy Triggering Event”:
(i)
the suspension of the ADSs from trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the ADSs to be listed on an Eligible Market;

(ii)
the Company’s (A) failure to cure a conversion failure by delivery of the required number of ADSs within ten (10) Business Days after the applicable Conversion Date or (B) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Series A Preferred Shares into ADSs that is tendered in accordance with the provisions of the Certificate of Designations, other than pursuant to the maximum percentage clause;

(iii)
at any time following the tenth (10th) consecutive Business Day that the Holder’s authorized share allocation is less than the Holder’s pro rata amount of the required reserve amount;

(iv)
the Company’s failure to pay to such Holder any amount of Stated Value, dividends, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document, except, in the case of a failure to pay dividends and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of ten (10) Business Days;
(v)
there occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $25,000,000 or more, (a) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity and/or (b) the failure to make a principal payment when due;

(vi)
the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or (C) orders the liquidation of the Company or any of its Significant Subsidiaries, and such order or decree remains unstayed and in effect for 60 consecutive days;

(viii)
a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holders a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)
any Material Adverse Effect occurs;

(x)
Company breaches: (A) any negative covenant set forth in Section 15 of the Certificate of Designations, or (B) any of the covenants set forth in Sections 4(b), (h), (j), (k) or (n) of the Securities Purchase Agreement; and

(xi)
Company breaches: (A) any affirmative covenant set forth in Section 16 of the Certificate of Designations, or (B) any of the covenants in Securities Purchase Agreement not enumerated in subsection (x) above, provided that any such breach would have a Material Adverse Effect and the Buyer shall be required to provide written notice to the Company of a Triggering Event and the Company shall have ten (10) days to cure, provided that the incident resulting in such breach would need to be disclosed in the Company’s filing with the SEC under the federal security laws.

Alternate Conversion.   At any time a Triggering Event has occurred and is continuing, such Holder may, at such Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the applicable Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into Class A Ordinary Shares by dividing (x) the applicable Conversion Amount, by (y) the Alternate Conversion Price. Notwithstanding the foregoing, if the applicable Triggering Event giving rise to such Alternate Conversion has been cured or waived, such Holder shall not be entitled to the right of Alternate Conversion with respect to such Triggering Event that has been cured or waived. For the avoidance of doubt, the cure of any Triggering Event shall not affect any Alternate Conversions effected with respect to such Triggering Event prior to such cure. “Alternate Conversion Price” means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) 80% of the arithmetic average of the three (3) lowest daily Weighted Average Prices of the ADSs during the twenty (20) consecutive Trading Days immediately preceding the applicable Alternate Conversion Date, (iii) 80% of the Weighted Average Price of the ADSs on the applicable Alternate Conversion Date, (iv) 80% of the Weighted Average Price of the ADSs on the Trading Day immediately preceding the applicable Alternate Conversion Date and (v) 80% of the lowest daily Weighted Average Price of the ADSs during the twenty (20) consecutive Trading Days ending on the date of the first occurrence of the Triggering Event giving rise to the applicable Alternate Conversion, inclusive, less the issuance fee. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the ADSs or Class A Ordinary Shares during such period.
Redemption Right.   Upon the occurrence of a Triggering Event, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (a “Triggering Event Notice”) to the Holders. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice or a Holder becoming aware of a Triggering Event, such Holder may require the Company to redeem (an “Triggering Event Redemption”) all or any portion of such Holder’s Series A Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of such Holder’s Series A Preferred Shares that such Holder is electing to require the Company to redeem. Each Series A Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash within five (5) Trading Days by wire transfer of immediately available funds at a price equal to 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Alternate Conversion Price in effect during such period (the “Triggering Event Redemption Price”).
Redemption upon Bankruptcy Triggering Event.   Upon any Bankruptcy Triggering Event occurring prior or following to the Maturity Date, the Company shall immediately redeem, in cash, each of the Series A Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other Person, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price to another Holder or any other Redemption Price, as applicable.
Fundamental Transaction and Change of Control
Fundamental Transaction.   Fundamental Transaction means (i) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another subject entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more subject entities, or (c) make, or allow one or more subject entities to make, or allow the Company to be subject to or have its Class A Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the issued and outstanding Class A Ordinary Shares (2) 50% of the issued and outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of Class A Ordinary Shares such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A Ordinary Shares, or (d) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire, either (1) at least 50% of the issued and outstanding Class A Ordinary Shares, (2) at least 50% of the issued and outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such share purchase agreement or other business combination were not outstanding; or (3) such number of Class A Ordinary Shares such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A Ordinary Shares, or (e) reorganize, recapitalize or reclassify its Class A Ordinary Shares, (ii) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in issued and outstanding Class A Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares not held by all such subject entities as of the subscription date calculated as if any Class A Ordinary Shares held by all such subject entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares or other equity securities of the Company sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Class A Ordinary Shares without approval of the shareholders of the Company or (iii) that the Company shall directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, any references herein to Class A Ordinary Shares shall include the Class A Ordinary Shares underlying ADSs.
The Company shall not enter into or be party to a Fundamental Transaction unless the successor entity assumes in writing all of the obligations of the Company under the Certificate of Designations and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the required holders and approved by the required holders prior to such fundamental transaction, including agreements to deliver to each Holder in exchange for such Holder’s Series A Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations including, without limitation, having a stated value equal to the stated value and having similar conversion rights, dividend rights and ranking to the Series A Preferred Shares, and reasonably satisfactory to the Required Holders.
Corporate Events.   Prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of ADSs or Class A Ordinary Shares are entitled to receive securities, cash, assets or other property with respect to or in exchange for Class A Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s Series A Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the Class A Ordinary Shares (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s Series A Preferred Shares prior to such Corporate Event, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any ADSs or Class A Ordinary Shares) which the Holders would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s Series A Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common shares (or their equivalent) of the successor entity would result in such Holder and its other attribution parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded shares (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation).
Change of Control.   Change of Control means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the ADSs or Class A Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
Redemption Right.   No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail to the Holders (a “Change of Control Notice”). At any time during the period beginning on the earlier to occur of (x) any agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) a Holder becoming aware of a Change of Control if the Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and (z) a Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Series A Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to require the Company to redeem. Each Series A Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (i) 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs during the period beginning on the date immediately preceding during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (the “Change of Control Redemption Price”).
Purchase Rights
If at any time after the subscription date we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of ADSs or Class A Ordinary Shares, then the holders of Series A Preferred Shares will be entitled to acquire the aggregate purchase rights which such holder could have acquired if such holder had held the number of Class A Ordinary Shares (or ADSs corresponding to such Class A Ordinary Shares) acquirable upon complete conversion of the Series A Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Shares and assuming for such purpose that the Series A Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) i immediately prior to the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of ADSs or Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent that a holder’s right to participate in any such purchase right would result in such holder and its other attribution parties exceeding the Maximum Percentage, then such holder shall not be entitled to participate in such purchase right to such extent and such purchase right to such extent shall be held in abeyance for such holder until such time or times as its right thereto would not result in such holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such holder shall be granted such right.

Optional Redemption at the Holder’s Election
If, at any time the applicable Issuance Date, the ratio of Total Indebtedness (as defined below) as of such time of determination to the quotient of (x) the sum of the market capitalization for each Trading Day during the ten (10) consecutive Trading Day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), is equal to or greater than 25% (a “DTM Failure”), the Company shall promptly, and in any event within two (2) Business Days of a DTM Failure, deliver written notice of such DTM Failure to each Holder. From and after the DTM Trigger Date, each Holder shall have the right, in its sole and absolute discretion, to require that the Company redeem (a “Holder DTM Redemption”) all or any portion of the Holder’s Pro Rata Amount of the Conversion Amounts of ‘Series A Preferred Shares as necessary (after giving effect to such Holder DTM Redemption by the Holders) to cause the ratio of Total Indebtedness as of such time of determination to the quotient of (x) the sum of the market capitalization for each trading day during the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), to equal 15% (each, an “Eligible DTM Redemption Amount”) by delivering written notice thereof (a “Holder DTM Redemption Notice” and the date such Holder delivers such notice to the Company, a “Holder DTM Redemption Notice Date”) to the Company which notice shall state (i) the number of Series A Preferred Shares that is being redeemed by such Holder corresponding to a Conversion Amount that does not exceed such Holder’s Eligible DTM Redemption Amount, (ii) the date on which such Holder DTM Redemption shall occur which date shall be not less than five (5) Business Days from the applicable Holder DTM Redemption Notice Date (a “Holder DTM Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder DTM Redemption Price (as defined below) to such Holder. The portion of such Holder’s Series A Preferred Shares subject to redemption shall be redeemed by the Company in cash at a price equal to the sum of (i) the Conversion Amount being redeemed, including, without limitation, any accrued and unpaid dividends on such Conversion Amount and any accrued and unpaid late charges on such Conversion Amount and dividends, if any, through the applicable Holder DTM Redemption Date and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (a “Holder DTM Redemption Price”).
“Total Indebtedness” means the sum of (x) all Indebtedness of the Company and/or any of its subsidiaries, as applicable, (y) the Conversion Amount of all Series A Preferred Shares and (y) all trade payables and cash based obligations of the Company and/or any of its Subsidiaries, as applicable, in each case, outstanding as of the applicable date of determination; provided, however, that solely for purpose of this definition, Total Indebtedness (1) shall only include Indebtedness, trade payables and cash based obligations that bear interest or provide for an original issue discount or a redemption premium and (2) shall not include any customer pre-payments. “Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “finance leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (vii) all Disqualified Equity Interests, (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. Indebtedness mentioned in clauses (i) and (iv) are referred to collectively as Financial Indebtedness.

Redemptions
Mechanics.   The Company shall deliver the applicable Triggering Event Redemption Price to each Holder within three (3) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice; provided that upon a Bankruptcy Triggering Event, the Company shall deliver the applicable Bankruptcy Triggering Event Redemption Price (as applicable, the “Triggering Event Redemption Date”). If a Holder has submitted a Change of Control Redemption Notice, the Company shall deliver the applicable Change of Control Redemption Price to such Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). The Company shall deliver the applicable Holder DTM Redemption Price to each Holder in cash on the applicable Holder DTM Redemption Date. The Company shall deliver the applicable Offer to Repurchase Redemption Price to each Holder in cash on the applicable Offer to Repurchase Redemption Date. The Company shall pay the applicable Redemption Price to the Holders in cash by wire transfer of immediately available funds pursuant to wire instructions provided by each of the Holders in writing to the Company on the applicable due date. In the event that the Company does not pay a Redemption Price to a Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, a Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder any or all of the Series A Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (i) the applicable Redemption Notice of such Holder shall be null and void with respect to such Series A Preferred Shares, (ii) the Company shall immediately return any Series A Preferred Shares, or issue new Series A Preferred Share Certificates to such Holder representing such Conversion Amount to be redeemed and (iii) the Conversion Price of such returned or new Series A Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the ADSs divided by the ADS ratio during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
Insufficient Assets.   If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible number of Series A Preferred Shares that it can redeem on such date pro rata among the Holders to be redeemed in proportion to the aggregate number of Series A Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of the Series A Preferred Shares, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of the Series A Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on the stated value of the Series A Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems the Series A Preferred Shares. The Company shall pay to each Holder the applicable Redemption Price for each Series A Preferred Share without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.
No Voting Rights
Except as otherwise provided in the Certificate of Designations or otherwise required by law, no voting rights are carried by the Series A Preferred Shares

Covenants
Negative Covenants
Until all of the Series A Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Required Holders, to directly or indirectly:
(i)
incur any Indebtedness, other than Permitted Indebtedness;

“Permitted Indebtedness” means (i) trade payables incurred in the ordinary course of business consistent with past practice, (ii) Indebtedness incurred solely for the purpose of financing the acquisition or lease of equipment, (iii) the Indebtedness separately disclosed by Company to the Buyer, (iv) 5-year unsecured convertible bonds that include a fixed conversion price issued pursuant to Rule 144A, provided that the fixed conversion price for such bonds is not subject to being reset, and (v) Permitted Secured Indebtedness, provided, however, that in order for Permitted Secured Indebtedness to constitute Permitted Indebtedness hereunder, certain requirements listed in the Certificate of Designations need to be met.
“Permitted Secured Indebtedness” means Indebtedness incurred by the Company and/or any of its subsidiaries as borrower or guarantor under one or more asset-based credit facilities in an aggregate principal amount not to exceed US$50,000,000 outstanding at any time.
(ii)
allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) upon any property or assets owned by the Company or any of its Subsidiaries to secure Indebtedness other than Permitted Liens;

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event; (ix) Liens securing bitcoin mining machines that are subject to hosting agreements with third party vendors and (x) Liens securing Permitted Secured Indebtedness.
(iii)
other than with respect to the Series A Preferred Shares in accordance with the terms of the Certificate of Designations, redeem or repurchase its equity interest (except (i) on a pro rata basis among all holders thereof and (ii) redemptions or repurchases of Equity Interests held by any current or former, officer, director, employee or consultant (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any Approved Share Plan);

(iv)
issue Series A Preferred Shares (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Certificate of Designations;

(v)
in the case of the Company, create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other share capital of the Company or securities exchangeable for or convertible or exercisable into share capital of the Company whether such share capital is Pari Passu Shares or ranks senior to the Series A Preferred Shares prior and in preference to the Series A Preferred Shares in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(vi)
insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the terms and conditions set forth in the Certificate of Designations or resort to any such law, to hinder, delay or impede the execution of any power granted to any Holder pursuant to the Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted;

(vii)
effect or enter into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction without the prior written consent of the Required Holders and the Holders shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages; or

“Subsequent Placement” means any transaction (or series of related transactions) in which the Company or any subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any subsidiary’s debt, equity or equity equivalent securities, including without limitation any debt, preferred shares or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for ADSs, Class A Ordinary Shares, options or convertible securities; provided, however, that the incurrence of Permitted Secured Indebtedness shall not constitute a Subsequent Placement.
“Variable Rate Transaction” means a transaction in which the Company or any of its Subsidiaries (i) issues or sells securities in an at-the-market, equity line of credit facility or similar agreement, other than pursuant to an ATM Offering, (ii) issues or sells any convertible securities or options either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs or Class A Ordinary Shares at any time after the initial issuance of such Convertible Securities or Options, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or options or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs or Class A Ordinary Shares, other than pursuant to a customary “weighted average” anti-dilution provision or (iii) enters into any agreement whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that issuances of securities under an approved share plan shall not be deemed a Variable Rate Transaction.
“ATM Offering” means any at-the-market offering of ADSs, including any at-the-market offering made pursuant to (i) the Company’s Form F-3 Registration Statement (Reg No. 333-278762) or (ii) any other registration statement filed by the Company that may be declared effective in the future.
“Required Holders” means the Holders representing at least a majority of the aggregate Series A Preferred Shares then outstanding and shall include the Buyer.
(viii)
guarantee or secure the indebtedness of any of its Significant Subsidiaries.

Affirmative Covenants
Until all of the Series A Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and shall cause each significant subsidiary to, unless otherwise agreed to by the Required Holders:
(i)
maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing (where such concept is applicable) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case that any such failure to so maintain, preserve or comply has not had and is not reasonably likely to have, a Material Adverse Effect;
(ii)
maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in the case that any such failure to so maintain, preserve or comply has not had, and is not reasonably likely to have, a Material Adverse Effect;

(iii)
take all action necessary or advisable to maintain all of the Intellectual Property rights that are necessary or material to the conduct of its business in full force and effect;

(iv)
carry, or be covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks, including, but not limited to, directors and officers insurance coverage, as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses;

(v)
in the case of the Company, engage an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board;

(vi)
(x) pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect) and (y) file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect); provided, however that the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP;

(vii)
expressly waive all benefits or advantages of any stay, extension or usury law (wherever or whenever enacted or in force);

(viii)
in the case of the Company, (i) on or prior to the date that is ninety (90) days immediately following the end of each Calendar Quarter following the first Issuance Date occurring hereunder, report in the Company’s Annual Report on Form 20-F or Report of Foreign Private Issuer on Form 6-K, the Company’s quarterly “cash operating expenses” (or other similar term) for the immediately preceding Calendar Quarter and (ii) maintain (on a consolidated basis) at all times on deposit unrestricted cash in an aggregate amount equal to not less than such quarterly “cash operating expenses” (or other similar term) (the “Minimum Cash Reserve Requirement”);

(ix)
in the case of the Company, notify the Holders in writing whenever a Triggering Event or DTM Failure occurs or whenever the Company fails to meet the Minimum Cash Reserve Requirement; and

(x)
in the case of the Company, elect to follow home country practice in lieu of any rules and regulations of the Principal Market (or other then applicable Eligible Market) that would limit the Company’s ability to effect the provisions of the Certificate of designations, including but not limited to shareholder approval rules related to the issuance of securities or adjustment of terms of the Certificate of Designations for the benefit of the Holders.

“Eligible Market” means the Principal Market, The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, or the NYSE American.
Amendments
In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Memorandum and Articles of

Association, the affirmative vote at a general meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, and without requiring the vote of any other class, including without limitation, without requiring the vote of any class of Ordinary Shares, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Memorandum and Articles of Association or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred shares, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Shares, regardless of whether any such action shall be by means of amendment to the Memorandum and Articles of Association or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A Preferred Shares; or (c) amend or waive any provision of the Certificate of Designations with respect to the Series A Preferred Shares. Any such amendment or waiver to this Memorandum and Articles of Association shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.
Governing Law
The Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of the Certificate of Designations shall be governed by, the internal laws of the Cayman Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Cayman Islands. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address listed in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holders, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holders. The Company hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of the certificate of designations or any transaction contemplated hereby.
Series A-1 Preferred Shares
Ranking
The Series A-1 Preferred Shares shall rank prior and superior to all of the Ordinary Shares and any other shares in the capital of the Company (other than the Series A Preferred Shares) with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event (such shares being referred to hereinafter collectively as “Junior Shares”). The rights of the Junior Shares shall be of junior rank to and subject to the preferences and relative rights of the Series A-1 Preferred Shares. The Series A-1 Preferred Shares shall rank equally with the Series A Preferred Shares with respect to the preferences as to dividends, distributions and payments upon a Liquidation Event.
Payments
If any Series A-1 Preferred Shares remain issued and outstanding on the Maturity Date, the Company shall redeem such Series A-1 Preferred Shares in cash in an amount equal to 105% of the Conversion Amount (as defined below) for each such Series A-1 Preferred Share. The “Maturity Date” with respect to any Series A-1 Preferred Shares shall be the date that is twelve (12) months immediately following the applicable issuance date of such Series A-1 Preferred Shares, as may be extended at the option of each Holder (i) in the event that, and for so long as, a Triggering Event (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to Section 2 of the Certificate of Designations) that with the passage of time and the failure to cure would result in a Triggering Event and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined below) is delivered prior to the Maturity Date. Other than as specifically permitted by the Certificate of Designations, the Company may not prepay any portion of the outstanding stated value, accrued and unpaid dividends, if any, or accrued and unpaid late charges on stated value and dividends, if any.
Liquidation
Preferential Payment to Holders.   In the event of a Liquidation Event, holders of Series A-1 Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), upon such Liquidation Event, but before any amount shall be paid to the holders of any Junior Shares, an amount per Series A-1 Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the amount that would have been received had such Series A-1 Preferred Shares been converted into the Class A Ordinary Shares issuable upon conversion of the Series A-1 Preferred Shares immediately prior to such Liquidation Event at the then effective Alternate Conversion Price (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred shares of the Company, if any, that are of equal rank with the Series A-1 Preferred Shares as to payments of Liquidation Funds (such shares being referred to hereinafter collectively as “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with the Certificate of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Series A-1 Preferred Shares and Pari Passu Shares.
Maximum Percentage.   Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation would result in such Holder and such Holder’s other Attribution Parties exceeding the Maximum Percentage (as defined below), if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such Class A Ordinary Shares as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under Section 3 of the Certificate of Designations to be held similarly in abeyance) to the same extent as if there had been no such limitation.
Dividends
From and after the issuance date, the Holders shall be entitled to receive dividends per Series A-1 Preferred Share when, as and if declared by the Board.
In addition, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Class A Ordinary Shares to the same extent as if such Holders had converted the Series A-1 Preferred Shares into Class A Ordinary Shares (without regard to any limitations on conversion and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) and had held such Class A Ordinary Shares on the record date for such dividends and distributions.
Following the occurrence of a Liquidation Event and the payment in full to a Holder of its liquidation preference as set forth in Section 3 of the Certificate of Designations, such Holder shall cease to have any rights under the Certificate of Designations to participate in any future dividends or distributions made to the holders of the ADSs or Class A Ordinary Shares. The Company shall not declare or pay any dividends on any Junior Shares or Pari Passu Shares unless the Holders shall simultaneously receive dividends on a pro rata basis as if the Series A-1 Preferred Shares had been converted into ADSs or the Class A Ordinary Shares represented by such ADSs issuable upon conversion of the Series A-1 Preferred Shares immediately prior to the record date for determining the shareholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in such dividends or distributions would result in such Holder and its other attribution parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividends or distribution to such extent, and the portion of such dividends or distribution shall be held in abeyance for such Holder until such time or times as its rights thereto would not result in such Holder and its other attribution parties exceeding the Maximum Percentage, at which time such Holder shall be granted such rights to the same extent as if there had been no such limitation.
Conversion
At any time or times on or after the applicable issuance date, any holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable Class A Ordinary Shares at the Conversion Rate, provided that such holder shall only be entitled to submit a Conversion Notice for a number of Class A Ordinary Shares representing a whole number of ADS(s) (unless such Holder converts the remaining balance of Series A-1 Preferred Shares it holds, in which case the Company shall, subject to the Maximum Percentage, round such number of Class A Ordinary Shares up to the number of Class A Ordinary Shares corresponding to the nearest whole ADS. The number of Class A Ordinary Shares issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price less the issuance fee (the “Conversion Rate”). Absent a written instruction by a Holder to the contrary upon delivery of a Conversion Notice, the Class A Ordinary Shares issuable upon conversion of the Series A-1 Preferred Shares by such Holder, when issued, shall be deposited by the Company with the Depositary or its nominee for delivery of ADSs.
Conversion Amount means the sum of (i) the portion of the stated value, meaning US$1,072.80 per Series A-1 Preferred Share, to be converted, (ii) the accrued and unpaid dividends with respect to such stated value, if any and (iii) accrued and unpaid late charges, if any, with respect to such stated value and dividends. Conversion Price means, as of any conversion date or other date of determination, the lower of (i) $4.00 (the “Fixed Conversion Price”), and (ii) 92.50% of the lowest daily Weighted Average Prices of the ADSs during the five (5) consecutive trading day period immediately preceding the applicable conversion date, subject to adjustments as provided in the Certificate of Designations.
No holder shall have the right to any Class A Ordinary Shares otherwise issuable and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such holder together with its other attribution parties collectively would beneficially own in excess of 4.99% or 9.99%, as such holder shall have indicated in the Securities Purchase Agreement or as any subsequent transferee of Series A-1 Preferred Shares indicates in a written notice to the Company, (the “Maximum Percentage”) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such issuance, such Maximum Percentage to be set by each Buyer as to such Buyer and its other attribution parties.
Triggering Event
Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (vi) and (vii) shall also constitute a “Bankruptcy Triggering Event”:
(i)
(A) the suspension of the ADSs from trading on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the ADSs to be listed on an Eligible Market;

(ii)
the Company’s (A) failure to cure a conversion failure by delivery of the required number of ADSs within ten (10) Business Days after the applicable Conversion Date or (B) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Series A-1 Preferred Shares into ADSs that is tendered in accordance with the provisions of the Certificate of Designations, other than pursuant to the maximum percentage clause;

(iii)
at any time following the tenth (10th) consecutive Business Day that the Holder’s authorized share allocation is less than the Holder’s pro rata amount of the required reserve amount;

(iv)
the Company’s failure to pay to such Holder any amount of Stated Value, dividends, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document, except, in the case of a failure to pay dividends and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of ten (10) Business Days;
(v)
there occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $25,000,000 or more, (a) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity and/or (b) the failure to make a principal payment when due;

(vi)
the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or (C) orders the liquidation of the Company or any of its Significant Subsidiaries, and such order or decree remains unstayed and in effect for 60 consecutive days;

(viii)
a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holders a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)
any Material Adverse Effect occurs;

(x)
Company breaches: (A) any negative covenant set forth in Section 15 of the Certificate of Designation, or (B) any of the covenants set forth Sections 4(b), (h), (j), (k) or (n) of the Securities Purchase Agreement; and

(xi)
Company breaches: (A) any affirmative covenant set forth in Section 16 of the Certificate of Designation, or (B) any of the covenants in Securities Purchase Agreement not enumerated in subsection (x) above, provided that any such breach would have a Material Adverse Effect and the Buyer shall be required to provide written notice to the Company of a Triggering Event under this section 6(x) and the Company shall have ten (10) days to cure, provided that the incident resulting in such breach would need to be disclosed in the Company’s filing with the SEC under the federal security laws.

Alternate Conversion.   At any time a Triggering Event has occurred and is continuing, such Holder may, at such Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the applicable Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into Class A Ordinary Shares by dividing (x) the applicable Conversion Amount, by (y) the Alternate Conversion Price. Notwithstanding the foregoing, if the applicable Triggering Event giving rise to such Alternate Conversion has been cured or waived, such Holder shall not be entitled to the right of Alternate Conversion with respect to such Triggering Event that has been cured or waived. For the avoidance of doubt, the cure of any Triggering Event shall not affect any Alternate Conversions effected with respect to such Triggering Event prior to such cure. “Alternate Conversion Price” means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) 80% of the arithmetic average of the three (3) lowest daily Weighted Average Prices of the ADSs during the twenty (20) consecutive Trading Days immediately preceding the applicable Alternate Conversion Date, (iii) 80% of the Weighted Average Price of the ADSs on the applicable Alternate Conversion Date, (iv) 80% of the Weighted Average Price of the ADSs on the Trading Day immediately preceding the applicable Alternate Conversion Date and (v) 80% of the lowest daily Weighted Average Price of the ADSs during the twenty (20) consecutive Trading Days ending on the date of the first occurrence of the Triggering Event giving rise to the applicable Alternate Conversion, inclusive, less the issuance fee. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the ADSs or Class A Ordinary Shares during such period.
Redemption Right.    Upon the occurrence of a Triggering Event, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (a “Triggering Event Notice”) to the Holders. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice or a Holder becoming aware of a Triggering Event, such Holder may require the Company to redeem (an “Triggering Event Redemption”) all or any portion of such Holder’s Series A-1 Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of such Holder’s Series A-1 Preferred Shares that such Holder is electing to require the Company to redeem. Each Series A-1 Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash within five (5) Trading Days by wire transfer of immediately available funds at a price equal to 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Alternate Conversion Price in effect during such period (the “Triggering Event Redemption Price”).
Redemption upon Bankruptcy Triggering Event.    Upon any Bankruptcy Triggering Event occurring prior or following to the Maturity Date, the Company shall immediately redeem, in cash, each of the Series A-1 Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other Person, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder under the Certificate of Designations, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price to another Holder or any other Redemption Price, as applicable.
Fundamental Transaction and Change of Control
Fundamental Transaction.   Fundamental Transaction means (i) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another subject entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more subject entities, or (c) make, or allow one or more subject entities to make, or allow the Company to be subject to or have its Class A Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the issued and outstanding Class A Ordinary Shares (2) 50% of the issued and outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of Class A Ordinary Shares such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A Ordinary Shares, or (d) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire, either (1) at least 50% of the issued and outstanding Class A Ordinary Shares, (2) at least 50% of the issued and outstanding Class A Ordinary Shares calculated as if any Class A Ordinary Shares held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such share purchase agreement or other business combination were not outstanding; or (3) such number of Class A Ordinary Shares such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued and outstanding Class A Ordinary Shares, or (e) reorganize, recapitalize or reclassify its Class A Ordinary Shares, (ii) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in issued and outstanding Class A Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares not held by all such subject entities as of the subscription date calculated as if any Class A Ordinary Shares held by all such subject entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding Class A Ordinary Shares or other equity securities of the Company sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Class A Ordinary Shares without approval of the shareholders of the Company or (iii) that the Company shall directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, any references herein to Class A Ordinary Shares shall include the Class A Ordinary Shares underlying ADSs.
The Company shall not enter into or be party to a Fundamental Transaction unless the successor entity assumes in writing all of the obligations of the Company under the Certificate of Designations and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the required holders and approved by the required holders prior to such fundamental transaction, including agreements to deliver to each Holder in exchange for such Holder’s Series A-1 Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations including, without limitation, having a stated value equal to the stated value and having similar conversion rights, dividend rights and ranking to the Series A-1 Preferred Shares, and reasonably satisfactory to the Required Holders.
Corporate Events.   Prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of ADSs or Class A Ordinary Shares are entitled to receive securities, cash, assets or other property with respect to or in exchange for Class A Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s Series A-1 Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the Class A Ordinary Shares (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s Series A-1 Preferred Shares prior to such Corporate Event, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any ADSs or Class A Ordinary Shares) which the Holders would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s Series A-1 Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common shares (or their equivalent) of the successor entity would result in such Holder and its other attribution parties exceeding the Maximum

Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded shares (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation).
Change of Control.   Change of Control means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the ADSs or Class A Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
Redemption Right.   No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail to the Holders (a “Change of Control Notice”). At any time during the period beginning on the earlier to occur of (x) any agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) a Holder becoming aware of a Change of Control if the Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and (z) a Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, such Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of such Holder’s Series A-1 Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to require the Company to redeem. Each Series A-1 Preferred Share subject to redemption by the Company shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (i) 115% of the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing sale price of the ADSs divided by the ADS ratio during the period beginning on the date immediately preceding during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (the “Change of Control Redemption Price”).
Purchase Rights
If at any time after the subscription date we grant, issue or sell any options, convertible securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of ADSs or Class A Ordinary Shares, then the holders of Series A-1 Preferred Shares will be entitled to acquire the aggregate purchase rights which such holder could have acquired if such holder had held the number of Class A Ordinary Shares (or ADSs corresponding to such Class A Ordinary Shares) acquirable upon complete conversion of the Series A-1 Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series A-1 Preferred Shares and assuming for such purpose that the Series A-1 Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of ADSs or Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent that a holder’s right to participate in any such purchase right would result in such holder and its other attribution parties exceeding the Maximum Percentage, then such holder shall not be entitled to participate in such purchase right to such extent and such purchase right to such extent shall be held in abeyance for such holder until such time or times as its right thereto would not result in such holder and its other attribution parties exceeding the Maximum Percentage, at which time or times such holder shall be granted such right.
Optional Redemption
If, at any time the applicable Issuance Date, the ratio of Total Indebtedness (as defined below) as of such time of determination to the quotient of (x) the sum of the market capitalization for each Trading Day during the ten (10) consecutive Trading Day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), is equal to or greater than 25% (a “DTM Failure”), the Company shall promptly, and in any event within two (2) Business Days of a DTM Failure, deliver written notice of such DTM Failure to each Holder. From and after the DTM Trigger Date, each Holder shall have the right, in its sole and absolute discretion, to require that the Company redeem (a “Holder DTM Redemption”) all or any portion of the Holder’s Pro Rata Amount of the Conversion Amounts of ‘Series A-1 Preferred Shares as necessary (after giving effect to such Holder DTM Redemption by the Holders) to cause the ratio of Total Indebtedness as of such time of determination to the quotient of (x) the sum of the market capitalization for each trading day during the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the applicable date of determination, divided by (y) ten (10), to equal 15% (each, an “Eligible DTM Redemption Amount”) by delivering written notice thereof (a “Holder DTM Redemption Notice” and the date such Holder delivers such notice to the Company, a “Holder DTM Redemption Notice Date”) to the Company which notice shall state (i) the number of Series A-1 Preferred Shares that is being redeemed by such Holder corresponding to a Conversion Amount that does not exceed such Holder’s Eligible DTM Redemption Amount, (ii) the date on which such Holder DTM Redemption shall occur which date shall be not less than five (5) Business Days from the applicable Holder DTM Redemption Notice Date (a “Holder DTM Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder DTM Redemption Price (as defined below) to such Holder. The portion of such Holder’s Series A-1 Preferred Shares subject to redemption shall be redeemed by the Company in cash at a price equal to the sum of (i) the Conversion Amount being redeemed, including, without limitation, any accrued and unpaid dividends on such Conversion Amount and any accrued and unpaid late charges on such Conversion Amount and dividends, if any, through the applicable Holder DTM Redemption Date and (ii) any unpaid amounts owed to such Holder pursuant to any of the Transaction Documents (a “Holder DTM Redemption Price”).
“Total Indebtedness” means the sum of (x) all Indebtedness of the Company and/or any of its subsidiaries, as applicable, (y) the Conversion Amount of all Series A Preferred Shares and all Series A-1 Preferred Shares and (y) all trade payables and cash based obligations of the Company and/or any of its Subsidiaries, as applicable, in each case, outstanding as of the applicable date of determination; provided, however, that solely for purpose of this definition, Total Indebtedness (1) shall only include Indebtedness, trade payables and cash based obligations that bear interest or provide for an original issue discount or a redemption premium and (2) shall not include any customer pre-payments. “Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “finance leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (vii) all Disqualified Equity Interests, (viii) all indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (ix)

all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. Indebtedness mentioned in clauses (i) and (iv) are referred to collectively as Financial Indebtedness.
Offer to Repurchase If, at any time while any Series A-1 Preferred Shares remain outstanding, an Offer to Repurchase Event is consummated or occurs, the Company shall deliver a written notice thereof within three (3) Business Days prior to the consummation or occurrence of such Offer to Repurchase Event to all Holders (the “Offer to Repurchase Notice”, and the date such notice is delivered to all Holders is referred to as the “Offer to Repurchase Notice Date”) and offer to repurchase (an “Offer to Repurchase) such Holder’s Series A-1 Preferred Shares in cash up to such Holder’s Pro Rata Amount of the applicable Available Cash (with respect to each Holder, the “Repurchase Amount”). The Offer to Repurchase shall offer to redeem Series A-1 Preferred Shares for cash up to the Holder’s Repurchase Amount at a price equal to the product obtained by multiplying (i) the Offer to Repurchase Event Redemption Premium and (ii) the greater of (x) the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (b) the quotient determined by dividing (1) the greatest Closing Sale Price of the ADSs during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation or occurrence of the applicable Offer to Repurchase Event and (y) the public announcement of such Offer to Repurchase Event and ending on the date such Holder delivers the related Acceptance Notice, by (II) the lowest Conversion Price in effect during such period (the “Offer to Repurchase Price”). At any time after the receipt by a Holder of an Offer to Repurchase Notice, such Holder may require the Company or its subsidiary, as applicable, to redeem, at the Offer to Repurchase Price, such Holder’s Series A-1 Preferred Shares for an amount not to exceed such Holder’s Repurchase Amount by delivering a written notice thereof (the “Acceptance Notice”) to the Company, which Acceptance Notice shall indicate the Conversion Amount of the Series A-1 Preferred Shares that such Holder is electing to redeem and the date chosen by such Holder on which the Offer to Repurchase shall occur (the “Offer to Repurchase Date”).
Redemptions
Mechanics.   The Company shall deliver the applicable Triggering Event Redemption Price to each Holder within three (3) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice; provided that upon a Bankruptcy Triggering Event, the Company shall deliver the applicable Bankruptcy Triggering Event Redemption Price (as applicable, the “Triggering Event Redemption Date”). If a Holder has submitted a Change of Control Redemption Notice, the Company shall deliver the applicable Change of Control Redemption Price to such Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). The Company shall deliver the applicable Holder DTM Redemption Price to each Holder in cash on the applicable Holder DTM Redemption Date. The Company shall deliver the applicable Offer to Repurchase Redemption Price to each Holder in cash on the applicable Offer to Repurchase Redemption Date. The Company shall pay the applicable Redemption Price to the Holders in cash by wire transfer of immediately available funds pursuant to wire instructions provided by each of the Holders in writing to the Company on the applicable due date. In the event that the Company does not pay a Redemption Price to a Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, a Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder any or all of the Series A-1 Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (i) the applicable Redemption Notice of such Holder shall be null and void with respect to such Series A-1 Preferred Shares, (ii) the Company shall immediately return any Series A-1 Preferred Shares, or issue new Series A-1 Preferred Share Certificates to such Holder representing such Conversion Amount to be redeemed and (iii) the Conversion Price of such returned or new Series A-1 Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the ADSs divided by the ADS ratio during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

Insufficient Assets.   If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible number of Series A-1 Preferred Shares that it can redeem on such date pro rata among the Holders to be redeemed in proportion to the aggregate number of Series A-1 Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of the Series A-1 Preferred Shares, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of the Series A-1 Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Dividends on the stated value of the Series A-1 Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems the Series A-1 Preferred Shares. The Company shall pay to each Holder the applicable Redemption Price for each Series A-1 Preferred Share without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.
Voting
Except as otherwise provided in the Certificate of Designations or otherwise required by law, no voting rights are carried by the Series A-1 Preferred Shares.
Covenants
Negative Covenants
Until all of the Series A-1 Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Required Holders, to directly or indirectly:
(i)
incur any Indebtedness, other than Permitted Indebtedness;

“Permitted Indebtedness” means (i) trade payables incurred in the ordinary course of business consistent with past practice, (ii) Indebtedness incurred solely for the purpose of financing the acquisition or lease of equipment, (iii) the Indebtedness separately disclosed by Company to the Buyer, (iv) 5-year unsecured convertible bonds that include a fixed conversion price issued pursuant to Rule 144A, provided that the fixed conversion price for such bonds is not subject to being reset, and (v) Permitted Secured Indebtedness, provided, however, that in order for Permitted Secured Indebtedness to constitute Permitted Indebtedness, certain requirements listed in the Certificate of Designations need to be met.
“Permitted Secured Indebtedness” means Indebtedness incurred by the Company and/or any of its subsidiaries as borrower or guarantor under one or more asset-based credit facilities in an aggregate principal amount not to exceed US$50,000,000 outstanding at any time.
(ii)
allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) upon any property or assets owned by the Company or any of its Subsidiaries to secure Indebtedness other than Permitted Liens;

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or

Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event; (ix) Liens securing bitcoin mining machines that are subject to hosting agreements with third party vendors and (x) Liens securing Permitted Secured Indebtedness.
(iii)
other than with respect to the Series A-1 Preferred Shares in accordance with the terms of the Certificate of Designations, redeem or repurchase its equity interest (except (i) on a pro rata basis among all holders thereof and (ii) redemptions or repurchases of Equity Interests held by any current or former, officer, director, employee or consultant (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any Approved Share Plan);

(iv)
issue Series A-1 Preferred Shares (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Certificate of Designations;

(v)
in the case of the Company, create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other share capital of the Company or securities exchangeable for or convertible or exercisable into share capital of the Company whether such share capital is Pari Passu Shares or ranks senior to the Series A-1 Preferred Shares prior and in preference to the Series A-1 Preferred Shares in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(vi)
insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the terms and conditions set forth in the Certificate of Designations or resort to any such law, to hinder, delay or impede the execution of any power granted to any Holder pursuant to the Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted;

(vii)
effect or enter into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction without the prior written consent of the Required Holders and the Holders shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages; or

“Subsequent Placement” means any transaction (or series of related transactions) in which the Company or any subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any subsidiary’s debt, equity or equity equivalent securities, including without limitation any debt, preferred shares or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for ADSs, Class A Ordinary Shares, options or convertible securities; provided, however, that the incurrence of Permitted Secured Indebtedness shall not constitute a Subsequent Placement.
“Variable Rate Transaction” means a transaction in which the Company or any of its Subsidiaries (i) issues or sells securities in an at-the-market, equity line of credit facility or similar agreement, other than pursuant to an ATM Offering, (ii) issues or sells any convertible securities or options either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs or Class A Ordinary Shares at any time after the initial issuance of such Convertible Securities or Options, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or options or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs or Class A Ordinary Shares, other than pursuant to a customary “weighted average” anti-dilution provision or (iii) enters into any agreement whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that issuances of securities under an approved share plan shall not be deemed a Variable Rate Transaction.
“ATM Offering” means any at-the-market offering of ADSs, including any at-the-market offering made pursuant to (i) the Company’s currently effective Form F-3 Registration Statement (Reg No. 333-278762) or (ii) any other registration statement filed by the Company that may be declared effective in the future.
“Required Holders” means the Holders representing at least a majority of the aggregate Series A Preferred Shares then outstanding and shall include the Buyer.
(viii)
guarantee or secure the indebtedness of any of its Significant Subsidiaries.

Affirmative Covenants
Until all of the Series A-1 Preferred Shares have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and shall cause each significant subsidiary to, unless otherwise agreed to by the Required Holders:
(i)
maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing (where such concept is applicable) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case that any such failure to so maintain, preserve or comply has not had and is not reasonably likely to have, a Material Adverse Effect;

(ii)
maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in the case that any such failure to so maintain, preserve or comply has not had, and is not reasonably likely to have, a Material Adverse Effect;

(iii)
take all action necessary or advisable to maintain all of the Intellectual Property rights that are necessary or material to the conduct of its business in full force and effect;

(iv)
carry, or be covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks, including, but not limited to, directors and officers insurance coverage, as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses;

(v)
in the case of the Company, engage an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board;

(vi)
(x) pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect) and (y) file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect); provided, however that the

Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP;
(vii)
expressly waive all benefits or advantages of any stay, extension or usury law (wherever or whenever enacted or in force);

(viii)
in the case of the Company, (i) on or prior to the date that is ninety (90) days immediately following the end of each Calendar Quarter following the first Issuance Date occurring under the Certificate of Designations , report in the Company’s Annual Report on Form 20-F or Report of Foreign Private Issuer on Form 6-K, the Company’s quarterly “cash operating expenses” (or other similar term) for the immediately preceding Calendar Quarter and (ii) maintain (on a consolidated basis) at all times on deposit unrestricted cash in an aggregate amount equal to not less than such quarterly “cash operating expenses” (or other similar term) (the “Minimum Cash Reserve Requirement”);

(ix)
in the case of the Company, notify the Holders in writing whenever a Triggering Event or DTM Failure occurs or whenever the Company fails to meet the Minimum Cash Reserve Requirement; and

(x)
in the case of the Company, elect to follow home country practice in lieu of any rules and regulations of the Principal Market (or other then applicable Eligible Market) that would limit the Company’s ability to effect the provisions of the Certificate of designations, including but not limited to shareholder approval rules related to the issuance of securities or adjustment of terms of the Certificate of Designations for the benefit of the Holders.

“Eligible Market” means the Principal Market, The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, or the NYSE American.
Amendments
In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Memorandum and Articles of Association, the affirmative vote at a general meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, and without requiring the vote of any other class, including without limitation, without requiring the vote of any class of Ordinary Shares, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Memorandum and Articles of Association or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred shares, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-1 Preferred Shares, regardless of whether any such action shall be by means of amendment to the Memorandum and Articles of Association or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series A-1 Preferred Shares; or (c) amend or waive any provision of the Certificate of Designations with respect to the Series A-1 Preferred Shares. Any such amendment or waiver to the Certificate of Designations shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.
Governing Law
The Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of the Certificate of Designations shall be governed by, the internal laws of the Cayman Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Cayman Islands. The Company irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands, for the adjudication of any dispute under or in connection with the Certificate of Designations or with any transaction contemplated thereby or discussed therein, and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address listed in the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in the Certificate of Designations shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained in the Certificate of Designations shall be deemed or operate to preclude the Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holders, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holders. The Company irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute under hereunder or in connection with or arising out of the Certificate of Designations or any transaction contemplated thereby.
Exempted Company
We are an exempted company with limited liability duly incorporated and validly existing under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are given for up to 30 years);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We may follow the home country practice for certain corporate governance practices after the closing of this offering which may differ from the Nasdaq Stock Market Rules. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq Global Market hold an annual general meeting of shareholders. In addition, our articles of association allow our directors to call extraordinary general meetings of our shareholders pursuant to the procedures set forth in our articles of association.
Differences in Corporate Law
The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent statutory enactments in England and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
Mergers and Similar Arrangements
The Cayman Companies Act permits mergers and consolidations between the Cayman Islands companies and between the Cayman Islands companies and the non-Cayman Islands companies. For these purposes,

(a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contain statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meeting or meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months of the offer being made, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by the way of scheme of arrangement is thus approved, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•
an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•
an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•
an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability
The Cayman Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against dishonesty, willful default or fraud or the consequences of committing a crime. Our articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in Our Articles
Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under the Cayman Islands law, our directors may only exercise the rights and powers granted to them under our articles of association, as amended and restated from time to time, for a proper purpose and in what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The Cayman Islands law does not prohibit cumulative voting, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our articles of association.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
The Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the fiduciary duties owed by our directors do require that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.
A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.
Under the Cayman Companies Act, our company may be wound up by either a special resolution of our shareholders or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act and our articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.
Directors’ Power to Issue Shares
Under our articles of association, our board of directors is empowered to issue or allot shares or grant options, restricted shares, RSUs, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles of association, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Ordinary Shares, Series A Preferred Shares and Series A-1 Preferred Shares
On April 8, 2022, we entered into an at the market offering agreement (as amended by the Amendment No. 1 to at the market offering agreement dated as of November 23, 2022), with H.C. Wainwright & Co., LLC, acting as our sole sales agent, relating to the sale of ADSs, each representing 15 Class A ordinary shares, par value of $0.00000005 per share. Effective November 10, 2023, we terminated the agreement with H.C. Wainwright & Co., LLC. At the time of such termination, we had received net proceeds of approximately US$4.2 million from the sale of 1,532,219 ADSs.
On November 10, 2023, we entered into an at market issuance sales agreement with B. Riley Securities, Inc. as a sales agent. From November 10, 2023 to December 31, 2023, we utilized the agreement with B. Riley Securities, Inc. for fundraising and sold 31,347,044 ADSs with net proceeds of approximately US$61.2 million at an average price of US$1.99 per ADS.
On November 27, 2023, we entered into a securities purchase agreement with an institutional investor (the “Buyer”), pursuant to which we agreed to issue and sell to the Buyer up to 125,000 Series A Preferred Shares at the price of US$1,000.00 for each Series A Preferred Share (the “Series A Preferred Shares Financing”). The Series A Preferred Shares Financing was conducted in three tranches. The first tranche and second tranche of the Series A Preferred Shares Financing were closed on December 11, 2023 and January 22, 2024, raising total gross proceeds of US$25 million and US$50 million, respectively. On September 27, 2024, we closed the third and final tranche of the Series A Preferred Shares Financing, raising additional total gross proceeds of US$50 million. As of the date of this prospectus, the third tranche of 50,000 Series A Preferred Shares are issued and outstanding.
On November 19, 2024, the Company entered into a securities purchase agreement with the Buyer, pursuant to which the Company agreed to issue and sell to the Buyer 30,000 Series A-1 Convertible Preferred Shares (the “Series A-1 Preferred Shares”) at the price of US$1,000.00 for each Series A-1 Preferred Share. On November 25, 2024, we closed the Series A-1 preferred shares financing, raising total gross proceeds of US$30 million. All such shares have been converted into Class A ordinary shares. As of the date of this prospectus, there are no issued and outstanding Series A-1 Preferred Shares.
On December 23, 2024, we entered into a sales agreement (the “ATM Agreement”) with Macquarie Capital Limited, Keefe, Bruyette & Woods, Inc., China Renaissance Securities (Hong Kong) Limited, Compass Point Research & Trading, LLC, Craig-Hallum Capital Group LLC, Northland Securities, Inc., Rosenblatt Securities Inc., The Benchmark Company, LLC, and B. Riley Securities Inc. as sales agents. We filed a new prospectus supplement dated December 23, 2024, setting up the new at-the-market equity offering program (the “ATM Program”), under which the Company may sell up to an aggregate of US$270 million of the ADSs, each representing fifteen Class A ordinary shares of the Company, through or to the sales agents.
Warrant Repurchase
On April 29, 2021, we entered into a securities purchase agreement with certain institutional investors for a registered direct placement of approximately $170.0 million of our ADS, each ADS representing 15 Class A ordinary shares of us, par value US$0.00000005 per share, or US$12.60 per ADS. We have also agreed to issue to the investors warrants (the “Warrants”) to purchase up to an aggregate of 4,047,620 ADSs (representing 60,714,300 Class A Ordinary Shares), at an exercise price of $16.38 per ADS, which Warrants will have a term of three years from the date of issuance. Additionally, we issued to the placement agents of the registered direct placement (the “Placement Agents”) warrants to purchase 674,603 ADSs on substantially the same terms as the warrants sold in this offering, except that the Placement Agent warrants are exercisable at $15.75 per ADS and shall not be transferable, with limited exceptions, for a period of 180 days. On June 23, 2022, we entered into agreements with the above warrant holders to repurchase all the aforementioned 4,722,223 outstanding warrants of us for an aggregate purchase price of approximately US$6.61 million. The transaction closed in June 2022, upon which the warrant liability was extinguished.
Share Repurchase Program
We announced a share repurchase program approved by our board of directors on September 8, 2020, under which we may repurchase up to US$10 million worth of our outstanding ADSs and/or Class A ordinary shares over a period of twelve months. In addition, we announced a new share repurchase program approved by our board of directors on September 20, 2021, under which we may repurchase up to US$20 million worth of our outstanding ADSs and/or Class A ordinary shares over a period of twelve months. On March 16, 2022, we announced another share repurchase program approved by our board of directors, under which we may repurchase up to US$100 million worth of our outstanding ADSs and/or Class A ordinary shares over a period of twenty-four months. The repurchases have been through various means, including open market transactions at prevailing market prices, privately negotiated transactions, block trades or any combination thereof. The repurchases have been, and will be, effected in compliance with Rule 10b5-1 and/or Rule 10b-18 under the Exchange Act, and our insider trading policy. The number of ADSs repurchased and the timing of repurchases depends on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with our working capital requirements and general business conditions. As of the date of this prospectus, our repurchase under the abovementioned share repurchase programs has come to an end.
Share Options
We have granted options to purchase our ordinary shares and awards to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentive Plan” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 15 Class A ordinary shares (or a right to receive 15 Class A ordinary shares) deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office is located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Where You Can Find More Information” for directions on how to obtain copies of those documents.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancelation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders or as described in the following sentence. If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:
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we wish to receive a proxy to vote uninstructed shares;

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we reasonably do not know of any substantial shareholder opposition to the proxy item(s); and

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the proxy item(s) is not materially adverse to the interests of shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to the proxy item(s). If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable on the facts and circumstances of that case in accordance with applicable case law. However, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ordinary shares represented by ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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whether interests in the preferred shares will be represented by depositary shares;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase ordinary shares, including ordinary shares that may be deposited for delivery of ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES
General
We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.
The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.
When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.
Terms
The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:
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the title of the debt securities;

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the total amount of the debt securities;

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the amount or amounts of the debt securities will be issued and interest rate;

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the conversion price at which the debt securities may be converted;

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the date on which the right to convert the debt securities will commence and the date on which the right will expire;

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if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

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if applicable, a discussion of material federal income tax consideration;

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if applicable, the terms of the payoff of the debt securities;

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the identity of the indenture agent, if any;

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the procedures and conditions relating to the conversion of the debt securities; and

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any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer
We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.
Conversion of Debt Securities
A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.
Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Most of our operations are conducted in China, and most of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or of any state in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (1) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.
In addition, Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Commerce & Finance Law Offices, our PRC legal adviser, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Commerce & Finance Law Offices has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:
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the name or names of any dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any offering price to the public;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed delivery contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
We are being represented by Kirkland & Ellis International LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Kirkland & Ellis International LLP and Maples and Calder (Hong Kong) LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of Canaan Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.
Our corporate website is www.canaan-creative.com. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed on April 17, 2024;

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our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on April 22, 2024, May 9, 2024, May 17, 2024, June 6, 2024, August 15, 2024, September 3, 2024, September 30, 2024, November 1, 2024, November 14, 2024, November 20, 2024 (one regarding the expansion of self-mining footprint, one regarding the attainment of a follow-on order, one regarding the execution of a securities purchase agreement, and one regarding the unaudited financial results of the third quarter of 2024), November 22, 2024, November 26, 2024, December 9, 2024, December 13, 2024, December 23, 2024, January 6, 2025, January 21, 2025, February 19, 2025;

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on November 6, 2019, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 15, 2020, and including any amendments or reports filed for purposes of updating such descriptions;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended December 31, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Canaan Inc.
28 Ayer Rajah Crescent
#06-08
Singapore 139959
Tel: +65 6305 6618
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Canaan Inc.
7,000,000 American Depositary Shares Representing Class A
ordinary shares, 100,000 Series A-1 Convertible Preferred Shares, and
Class A ordinary shares issuable upon conversion of the Series A-1
Convertible Preferred Shares
PROSPECTUS SUPPLEMENT
March 7, 2025